(K)(5)(c)

THIRD AMENDMENT

TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIRD AMENDMENT (this "Amendment"), dated as of July 5, 2022, to the Third Amended and Restated Credit Agreement, dated as of May 8, 2020, among VOYA CREDIT INCOME FUND (f/k/a Voya Senior Income Fund) (the "Borrower"), the Lenders party thereto, and THE BANK OF NOVA SCOTIA, as Administrative Agent (the "Administrative Agent"), as amended by the First Amendment, dated as of May 7, 2021, and the Second Amendment, dated as of May 6, 2022 (the "Existing Credit Agreement").

RECITALS

I. Each term that is defined in the Existing Credit Agreement and not herein defined has the meaning ascribed thereto by the Existing Credit Agreement when used herein.

II. Prior to the date hereof, the Borrower changed its name from Voya Senior Income Fund to Voya Credit Income Fund (the "Name Change").

III. The Borrower desires an amendment to the Existing Credit Agreement upon the terms and conditions herein contained, and all Lenders have agreed thereto upon the terms and conditions herein contained.

AGREEMENTS

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. The Existing Credit Agreement (including the Exhibits and Schedules thereto) is hereby amended to reflect the Name Change.

2. For purposes of this Amendment, the following terms have the following meanings when used herein:

"Added Text" means characters indicated textually in the same manner as the following example: added text.

"Marked Credit Agreement" means the copy of the Existing Credit Agreement attached hereto as Annex A.

"Stricken Text" means characters indicated textually in the same manner as the following example: ~~stricken text~~.

3. The Existing Credit Agreement (excluding the Exhibits and Schedules thereto) is hereby amended to delete the Stricken Text and to add the Added Text, in each case as set forth in the Marked Credit Agreement.

4. The Existing Credit Agreement is hereby amended by adding a new Exhibit H in the form of Exhibit H hereto.

5. The Existing Credit Agreement is hereby amended by adding a new Exhibit I in the form of Exhibit I hereto.

6. The Borrower hereby agrees to pay, on or prior to the Amendment Effective Date (as defined below), to the Administrative Agent for the account of each Lender, an upfront fee (collectively, the "Upfront Fees") in an amount equal to (a) the amount of such Lender's Commitment, multiplied by (b) 0.05%.

7. Paragraphs 1 through 6 hereof shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the "Amendment Effective Date"):

(a) the Administrative Agent shall have received from the Borrower and each Lender either (i) a counterpart of this Amendment executed on behalf of such Person, or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic mail transmission (in printable format)) that such Person has executed a counterpart of this Amendment;

(b) the Administrative Agent shall have received a certificate from the Secretary or an Assistant Secretary of the Borrower, in all respects satisfactory to the Administrative Agent, (i) certifying as to the incumbency of authorized persons of the Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the Board of Trustees of the Borrower approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the date hereof, and (iii) certifying that the Borrower's Organizational Documents have not been amended, supplemented or otherwise modified since May 6, 2022 or, if the Borrower's Organizational Documents have been so amended, supplemented or otherwise modified, attaching true, complete and correct copies of each such amendment, supplement or modification;

(c) the Administrative Agent shall have received a written opinion from external counsel to the Borrower in form and substance acceptable to the Administrative Agent;

(d) the Administrative Agent shall have received the Upfront Fees;

(e) the Administrative Agent and each Lender shall have received such documents and information as the Administrative Agent or such Lender, as the case may be, shall have requested for purposes of complying with "know-your-customer" and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(f) all fees of the Administrative Agent (including the reasonable fees and expenses of counsel to the Administrative Agent) due and payable on or prior to the Amendment Effective Date shall have been paid.

8. The Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document and all of its obligations thereunder, (b) agrees and admits that it has no defense to or offset against any such obligation, (c) represents and warrants that, as of the date of the execution and delivery hereof by the Borrower (and after giving effect to the amendments herein contained), no Default exists or would occur, and (d) represents and warrants that all of the representations and warranties made by it in the Loan Documents to which it is a party are true and correct in all material respects, both immediately before and after giving effect to this Amendment (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

9. In all other respects, the Loan Documents shall remain in full force and effect, and no amendment or waiver in respect of any term or condition of any Loan Document shall be deemed to be an amendment or waiver in respect of any other term or condition contained in any Loan Document.

10. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words "execution," "signed," "signature," and words of like import in this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent or any Lender to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Lenders and the Borrower, electronic images of this Amendment (including with respect to any signature pages hereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of any Loan Document based solely on the lack of paper original copies of such Loan Document, including with respect to any signature pages thereto.

11. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD

TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[*the remainder of this page has been intentionally left blank*]

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representative as of the day and year first above written.

VOYA CREDIT INCOME FUND

By: /s/ Jeffrey A. Bakalar

Name: Jeffrey A Bakalar

Title: Senior Managing Director

THE BANK OF NOVA SCOTIA, individually and
as Administrative Agent

By: /s/ Aron Lau____________
Name: Aron Lau
Title: Director

STATE STREET BANK AND TRUST
COMPANY

By: /s/ Paul J. Koobatian___
Name: Paul J. Koobatian
Title: Vice President

Scotiabank

ANNEX A

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of May 8, 2020

among

VOYA ~~SENIOR~~CREDIT INCOME FUND

THE LENDERS PARTY HERETO,

and

THE BANK OF NOVA SCOTIA,
as Administrative Agent

THE BANK OF NOVA SCOTIA,
as Lead Arranger and Book Runner

Prepared by:

Bryan Cave Leighton Paisner LLP
1290 Avenue of the Americas
New York, New York 10104-3300

TABLE OF CONTENTS

SCHEDULES:

EXHIBITS:

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 8, 2020, amends, restates, replaces and supersedes, in its entirety, without a breach in continuity and without constituting a novation, that certain Second Amended and Restated Credit Agreement, dated as of May 10, 2019, among VOYA ~~SENIOR~~CREDIT INCOME FUND (f/k/a Voya Senior Income Fund), a Delaware statutory trust (the "Borrower"), the Lenders party thereto, and THE BANK OF NOVA SCOTIA, as Administrative Agent (in such capacity, the "Administrative Agent"), as amended by Amendment No. 3, dated as of March 27, 2020 (as further amended, supplemented or otherwise modified prior to the date hereof, the "Existing Credit Agreement").

For convenience, references to certain matters related to the period prior hereto have been deleted.

Accordingly, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1 Defined Terms. As used in this Credit Agreement, the following terms have the meanings specified below:

"ABR Loan" means a Loan (or any portion thereof) bearing interest based on the Alternate Base Rate.

"Adjusted Asset Coverage" means, with respect to the Borrower as of any date, the ratio on such date of (a) Adjusted Total Net Assets of the Borrower to (b) Adjusted Senior Debt of the Borrower.

"Adjusted LIBO Rate" means, with respect to each Existing LIBOR Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

"Adjusted Daily Simple SOFR" means, for any day, a rate per annum equal to the greater of (a) the sum of (i) Daily Simple SOFR for such day, plus (ii) 0.10%, and (b) the Floor. Any change in Adjusted Daily Simple SOFR due to a change in Daily Simple SOFR shall be effective from and including the effective date of such change in Daily Simple SOFR without notice to the Borrower.

"Adjusted Senior Debt" means, with respect to the Borrower as of any date, the sum of each of the following (without duplication) on such date: (a) Senior Debt of the Borrower plus (b) the net liabilities (excluding Ordinary Liabilities), if any, of the Borrower under all Hedging Agreements determined on a mark-to-market basis, plus (c) all Secured Liabilities of the Borrower, plus (d) all Segregated Liabilities of the Borrower.

"Adjusted Term SOFR" means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) 0.10%; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

"Adjusted Total Net Assets" means, as of any date, an amount equal to the following (without duplication) on such date: (a) Total Net Assets of the Borrower minus (b) ~~the value of all Excluded Assets of the Borrower~~[reserved], minus (c) the excess, if any, of (i) the value of all assets of the Borrower subject to a Lien (other than Liens created under the Loan Documents or referred to in Section 7.2(b), (c), (d) and (e)), or that are otherwise segregated, or are on deposit to satisfy margin requirements, over (ii) the sum of all Secured Liabilities and all Segregated Liabilities of the Borrower.

"Administrative Agent" has the meaning set forth in the preamble of this Credit Agreement.

"Administrative Questionnaire" means an Administrative Questionnaire in a form supplied or approved by the Administrative Agent.

"Adverse Claim" means any Lien in favor of any Person other than, in the case of the Borrower, Liens permitted under Section 7.2).

"Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution.

"Affected Person" means the Borrower, any subsidiary thereof, or any officer, director, trustee, employee of the Borrower or any such subsidiary, or any agent of the Borrower or any such subsidiary that will act in any capacity with respect to this Credit Agreement.

"Affiliate" of a Person means (a) any other Person directly or indirectly owning, controlling, or holding with power to vote, greater than 50% of the outstanding voting securities of such Person, (b) any other Person greater than 50% of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person, or (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this defined term, "control" means the power to exercise a controlling influence over the management or policies of a company, and "controlling" and "controlled" shall have correlative meanings.

"Alternate Base Rate" means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) 1.00% plus the Federal Funds Effective Rate in effect on such day, and (c) 1.00% plus Adjusted Daily Simple SOFR. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Daily Simple SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Daily Simple SOFR.

"Amendment No. 2 Effective Date" ~~has~~means the ~~meaning ascribed thereto by~~"Amendment Effective Date" as defined in the Second Amendment dated as of May 6, 2022, to the Existing Credit Agreement.

"Anti-Corruption Law" means, with respect to any Affected Person, the FCPA and any law, rule or regulation of any jurisdiction concerning or relating to bribery or corruption that are applicable to such Affected Person.

"Anti-Terrorism Law" means, with respect to any Person, any applicable law, rule or regulation related to financing terrorism including (a) the Patriot Act, (b) The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330) (also known as the "Bank Secrecy Act"), (c) the Trading With the Enemy Act (50 U.S.C. § 1 et seq.) and the International Economic Emergency Powers Act (15 U.S.C. § 1701 et seq.) and (d) Executive Order 13224 (effective September 24, 2001).

"Applicable Accounting Principles" means, with respect to the Borrower, those accounting principles required by the ICA and prescribed by the SEC for the Borrower and, to the extent not so required or prescribed, GAAP.

"Applicable Law" means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

"Applicable Margin" means (a) with respect to each ABR Loan, 0.00%, (b) with respect to each Overnight Loan, 0.95%, and (c) with respect to each TS Loan, 0.95%.

"Applicable Rate" means, (a) prior to the Amendment No. 2 Effective Date, with respect to each Loan, the rate in effect from time to time at which interest on such Loan accrued, and (b) during the period from and after the Amendment No. 2 Effective Date, with respect to each (i) Existing LIBOR Loan, the Adjusted LIBO Rate plus the Applicable Margin, (ii) ABR Loan, the Alternate Base Rate plus the Applicable Margin (iii) Overnight Loan, the Overnight Rate plus the Applicable Margin, and (iv) TS Loan, Adjusted Term SOFR plus the Applicable Margin.

"Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. For purposes of this definition, "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

"Asset-Backed Security" means a type of bond or note that is based on one or more pools of assets (including mortgages), or collateralized by the cash flows from one or more pools of underlying assets, and includes collateralized bond obligations, collateralized loan obligations ~~and~~, collateralized mortgage obligations and credit linked notes.

"Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

"Available Tenor" means, as of any date of determination and with respect to any then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Credit Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be

used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Credit Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of "Interest Period" pursuant to Section 3.5(d).

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

"Bail-In Legislation" means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

"Bank Loan" means a debt obligation, other than a security or a participation in such debt obligation, customarily referred to by investors as a "bank loan".

"Bank Loan Participation" means a participation interest in a Bank Loan.

"Benchmark" means initially, Daily Simple SOFR, Adjusted Daily Simple SOFR or Adjusted Term SOFR, as applicable; provided that if a Benchmark Transition Event has occurred with respect to any such Benchmark or a then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.5(a).

"Benchmark Replacement" means, with respect to any Benchmark Transition Event for any then current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to such Benchmark for Dollar-denominated syndicated credit facilities at such time, and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents.

"Benchmark Replacement Adjustment" means, with respect to any replacement of a then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or

method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

"Benchmark Replacement Date" means the earliest to occur of the following events with respect to a then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(b) in the case of clause (c) of the definition of "Benchmark Transition Event," the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the "Benchmark Replacement Date" will be deemed to have occurred in the case of clause (a) or (b) with respect to such Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to a then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the FRBNY, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such

component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Transition Start Date" means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

"Benchmark Unavailability Period" means, with respect to any then-current Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.5 and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.5.

"Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to ERISA and which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of an ERISA Group.

"Board" means the Borrower's board of trustees.

"Board of Governors" means the Board of Governors of the Federal Reserve System of the United States ~~of America~~.

"Borrower" has the meaning set forth in the preamble of this Credit Agreement.

"Borrowing Asset Value" means, at any time, the sum of (a) Net Asset Value plus (b) the Loan Balance.

"Borrowing Base" means, at the relevant time of reference thereto, an amount equal to the sum of the following items to the extent that (a) they are unrestricted as to sale (Rule 144A Securities that are freely traded among "qualified Institutional buyers" (within the meaning of Rule 144A) shall not be deemed to be restricted as to sale solely as a result of the restrictions

and other limitations on transfer and offers to transfer contained in the Securities Act), (b) they are free and clear of any Adverse Claim, (c) the Administrative Agent has a first priority perfected security interest therein pursuant to the Security Documents, (d) they are permitted to be purchased and held by the Borrower in accordance with the ICA, the Prospectus, Registration Statement and the Fundamental Policies, and (e) they are classified as "assets" on the balance sheet of the Borrower in accordance with GAAP:

(i) 100% of the aggregate Value of all cash and Cash Equivalents (denominated in Dollars);

(ii) 95% of the aggregate Value of all U.S. Government Securities other than those, if any, constituting cash or Cash Equivalents;

(iii) 80% of the aggregate Value of all Eligible Commercial Paper;

(iv) 75% of the aggregate Value of all Class A1 Loans and Tier 1 Bonds;

(v) 70% of the aggregate Value of all Class A2 Loans;

(vi) 60% of the aggregate Value of all Class B1 Loans and Tier 2 Bonds;

(vii) 55% of the aggregate Value of all Class B2 Loans,

(viii) 50% of the aggregate Value of all Eligible Equity Securities and all Tier 3 Bonds;

(ix) 25% of the aggregate Value of all Second Lien Loans; and

(x) 20% of the aggregate Value of all Tier 4 Bonds;

provided, however, that

(1) if, but for this clause (1), in excess of 7.5% of the Borrowing Base would be attributable to any single Issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(2) if, but for this clause (2), in excess of 5.0% of the Borrowing Base would be attributable to any single Issuer (excluding up to three (3) separate Issuers), the amount of such excess shall not be included in the calculation of the Borrowing Base;

(3) if, but for this clause (3), in excess of 25% of the Borrowing Base would be attributable to any single industry using the Global Industry Classification Standard, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(4) if, but for this clause (4), in excess of 20% of the Borrowing Base

would be attributable to any single industry using the Global Industry Classification Standard (excluding up to two (2) such separate industries), the amount of such excess shall not be included in the calculation of the Borrowing Base;

(5) if, but for this clause (5), in excess of 20% of the Borrowing Base would be attributable to one or more Issuers that are not U.S. Issuers, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(6) if, but for this clause (6), in excess of 20% of the Borrowing Base would be attributable to one or more investments denominated or otherwise priced in any currency other than Dollars, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(7) if, but for this clause (7), in excess of 25% of the Borrowing Base would be attributable to (i) Class A1 Loans, Class B1 Loans and/or Second Lien Loans that, in any case, are rated CCC+ or lower by S&P or Caa1 or lower by Moody's and (ii) Tier 4 Bonds, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(8) if, but for this clause (8), in excess of 20% of the Borrowing Base would be attributable to Class A2 Loans and Class B2 Loans, the amount of such excess shall not be included in the calculation of the Borrowing Base; and

(9) if, but for this clause (9), in excess of 10% of the Borrowing Base would be attributable to Second Lien Loans, the amount of such excess shall not be included in the calculation of the Borrowing Base.

"Borrowing Base Report" means a Borrowing Base Report of the Borrower signed by an authorized signatory thereof and in substantially the form of Exhibit H attached hereto.

"Borrowing Request" means a request for a Borrowing in accordance with Section 2.2(a) and, if required in writing, in the form of Exhibit D.

"Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

"Cash Equivalents" means, as of any date, (a) U.S. Government Securities maturing within 180 days from such date, (b) demand deposits held in the Borrower's custody

account, (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from such date issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Eligible Bank, and (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with an Eligible Bank.

"Change in Law" means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

"Class A1 Loan" means, at any time, (a) an Eligible Bank Loan that (i) is a first lien loan, (ii) has a market value, as determined by at least one Pricing Service, of at least 90% of the par value thereof, and (iii) is Rated CCC+ or better by S&P or Caa1 or better by Moody's, or (b) an Eligible Bank Loan Participation in any Eligible Bank Loan that meets all of the criteria in clause (a) immediately above.

"Class A2 Loan" means, at any time, (a) an Eligible Bank Loan that (i) is unsecured, (ii) has a market value, as determined by at least one Pricing Service, of at least 90% of the par value thereof, and (iii) is Rated BBB- or better by S&P or Baa3 or better by Moody's, or (b) an Eligible Bank Loan Participation in any Eligible Bank Loan that meets all of the criteria in clause (a) immediately above.

"Class B1 Loan" means, at any time, (a) an Eligible Bank Loan (other than a Class A1 Loan) that (i) is a first lien loan, (ii) has a market value, as determined by at least one Pricing Service, of at least 60% of the par value thereof, and (iii) is Rated CCC+ or better by S&P or Caa1 or better by Moody's, or (b) an Eligible Bank Loan Participation in any Eligible Bank Loan that meets all of the criteria in clause (a) immediately above.

"Class B2 Loan" means, at any time, (a) an Eligible Bank Loan (other than a Class A2 Loan) that (i) is unsecured, (ii) has a market value, as determined by at least one Pricing Service, of at least 60% of the par value thereof, and (iii) is Rated BBB- or better by S&P or Baa3 or better by Moody's, or (b) an Eligible Bank Loan Participation in any Eligible Bank Loan that meets all of the criteria in clause (a) immediately above.

"Code" means the Internal Revenue Code of 1986.

"Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans hereunder in an aggregate amount not exceeding at any one time

outstanding the amount set forth adjacent to its name on Schedule 1 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as such commitment may be reduced from time to time pursuant to Section 2.3 or pursuant to an Assignment and Assumption. The aggregate amount of the Commitments on the Amendment No. 2 Effective Date is $75,000,000.

"Commitment Fee Rate" means (a) prior to the Amendment No. 2 Effective Date, the rate per annum set forth from time to time in the Existing Credit Agreement at which the commitment fee payable hereunder accrued, and (b) thereafter (i) as of any date upon which the aggregate outstanding principal balance of the Loans equals or exceeds 50% of the aggregate Commitments of all Lenders, 0.15%, and (ii) as of any other date, 0.25%.

"Commitment Termination Date" means the earlier to occur of (a) the Scheduled Commitment Termination Date, or (b) such earlier date on which the Lenders' obligations to make Loans shall have otherwise terminated or been terminated.

~~"Common Stock" means common equity ownership in an issuer.~~

"Conforming Changes" means, with respect to either the use or administration of Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Alternate Base Rate," the definition of "Business Day," the definition of "U.S. Government Securities Business Day," the definition of "Interest Period" or any similar or analogous definition (or the addition of a concept of "interest period"), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.7 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).

"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"Control Agreement" means the Control and Collateral Agency Agreement, dated as of June 25, 2009, among the Borrower, the Administrative Agent and the Custodian.

"Convertible Security" means any debt security issued by a Person that is convertible, at the option of the holder thereof, into common equity of such Person or any other

Person.

"Credit Agreement" means this Third Amended and Restated Credit Agreement.

"Credit Linked Note" means a note in which the principal or interest payments are increased or decreased based on the total return on a notional value of a reference asset or the occurrence of a credit event of a reference entity.

"Credit Parties" means the Administrative Agent and the Lenders.

"Custodian" means State Street Bank and Trust Company, in its capacity as custodian under the Custody Agreement.

"Custody Agreement" means the Custodian and Investment Accounting Agreement, dated as of November 1, 2001, by and between the Borrower and the Custodian.

"Daily Simple SOFR" means, for any day (a "SOFR Rate Day"), a rate per annum equal to SOFR for (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator's Website; provided that if by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Rate Day, SOFR in respect of such SOFR Rate Day has not been published on the SOFR Administrator's Website and a Benchmark Replacement Date with respect to Daily SOFR has not occurred, then SOFR for such SOFR Rate Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator's Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

"Default" means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

"Defaulting Lender" means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans within one Business Day of the date required to be funded by it hereunder, (b) notified the Borrower or any Credit Party in writing that it does not intend to comply with any of its funding obligations under this Credit Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Credit Agreement or under other agreements in which it commits to extend credit, (c) failed, one Business Day after request by the Administrative Agent, to confirm that it will comply with the terms of this Credit Agreement relating to its obligations to fund prospective Loans and (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (e)(i) become or is insolvent or has a parent

company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become the subject of a Bail-In Action.

~~"Delayed Settlement Loan Collateral" means Loan Collateral with respect to which the Borrower has entered into a trade and such trade is not settled within 20 Business Days.~~

"Derivative" means (a) any rate, basis, commodity, currency, debt or equity swap, (b) any put, cap, collar or floor agreement, (c) any rate, basis, commodity, currency, debt or equity futures or forward agreement, (d) any rate, basis, commodity, currency, debt or equity option representing an obligation to buy or sell a security, commodity, currency, debt or equity, (e) any financial instrument whose value is derived from the value of something else, (f) any total return swap, (g) any credit default swap, (h) any Credit Linked Note or (i) any contract under which the parties agree to payments between or among them based upon the value of an underlying asset or other data at a particular point in time.

"Derivative Agreement" means an agreement between the Borrower and one or more counterparties with respect to a Derivative.

"Derivative Asset Value" means, at any time, the net amount, if any, which the Borrower would be entitled, in accordance with each Derivative Agreement, to receive from the relevant counterparty thereto if each such Derivative Agreement and all transactions thereunder terminated at such time in accordance therewith on a complete no fault basis.

"Derivative Liability Value" means, at any time, the greater of (a) the net amount, if any, which the Borrower would be obligated, in accordance with each Derivative Agreement, to pay to the relevant counterparty thereto if each such Derivative Agreement and all transactions thereunder terminated at such time in accordance therewith on a complete no fault basis, and (b) the fair market value of all margin or other collateral posted by the Borrower as security for the performance of its obligations under such Derivative Agreement.

"Derivative Termination Value" means, at any time, the sum (whether such sum be positive or negative) of the Derivative Asset Value and the Derivative Liability Value.

~~"Developed Market Country" means the Commonwealth of Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Japan, Luxembourg, the Netherlands, New Zealand, Norway, Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom, in each case so long as it is an OECD Member Nation.~~

~~"Distressed Loans" means Loan Collateral with respect to which the agent of the credit facility under which the loans were made has advised the Borrower that such loans are~~

~~trading as distressed loans, such agent has publicly announced that such loans are trading as distressed loans or the Borrower is otherwise aware that such loans are trading as distressed loans.~~

"Dollars" or "$" refers to lawful money of the United States ~~of America~~.

"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

"EEA Resolution Authority" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"Effective Date" means May 12, 2017.

"Electronic Platform" means an electronic system for the delivery of information (including documents), such as IntraLinks On-Demand Workspaces™, that may or may not be provided or administered by Administrative Agent or an Affiliate thereof.

"Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by the Administrative Agent, and, unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or subsidiaries.

"Eligible Bank" means, as of any date, any domestic office of any commercial bank organized under the laws of the United States or any State thereof that has a combined capital and surplus and undivided profits of not less than $25 billion.

"Eligible Bank Loan" means, as of any date, a Bank Loan (a) with an initial tranche size of at least $250,000,000 or the Dollar equivalent, (b) with a remaining maturity of eight and a half years or less, (c) other than a loan to a debtor-in-possession, (d) that does not contain any PIK interest or PIK interest option, (e) that is either (i) a first lien loan, (ii) a Second Lien Loan or (iii) an unsecured loan Rated BBB- or higher by S&P or Baa3 or higher by Moody's, (f) that is not in default (i) with respect to any payment of principal or interest, or (ii) for any other default, for over sixty (60) days, (g) having a market value, as determined by at least one Pricing Service, of at least 60% of the par value thereof, (h) that is a floating rate loan, and (i) in respect of which the Borrower's interest is not in excess of 20% of the tranche thereof of which it is a part.

"Eligible Bank Loan Participation" means, as of any date, a Bank Loan Participation (a) in an Eligible Bank Loan, (b) that is not a sub-participation, and (c) with respect to which the counterparty thereto is an Eligible Bank.

"Eligible Bond" means, as of any date, an Eligible Security (a) that is a debt obligation, (b) that was part of an initial issuance of at least $250,000,000 or the Dollar equivalent, (c) with a remaining maturity of ten years or less, (d) that was not issued by a debtor-in-possession, (d) that does not contain any PIK interest or PIK interest option, (e) that is not in default (i) with respect to any payment of principal or interest, or (ii) for any other default, for over sixty (60) days, and (f) having a market value, as determined by at least one Pricing Service, of at least 60% of the par value thereof.

"Eligible Commercial Paper" means a note (a) other than (i) an Asset-backed Security, (ii) a note issued in connection with a Bank Loan or a Bank Loan Participation, or (iii) a Convertible Security, (b) issued by a U.S. Issuer, (c) having a maturity of 270 days or less, and (d) Rated A2 or better by S&P or P2 or better by Moody's.

"Eligible Equity Security" means, as of any date, an Eligible Security (a) that is not an Eligible Bond, (b) that is a common or preferred equity security, (c) listed on a nationally-recognized securities exchange in a G10 Country, (d) the issuer of which has a market capitalization of not less than $250,000,000, and (e) that has a minimum share price of at least $1.00 or the Dollar equivalent thereof.

"Eligible Security" means a Security other than (a) an Asset-backed Security, (b) a Bank Loan, (c) a Bank Loan Participation, or (d) a Convertible Security.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

"ERISA Group" means, with respect to any Person, such Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Person, are treated as a single employer under Section 414 of the Code.

"Erroneous Payment" has the meaning assigned to it in Section 9.8(a). "Erroneous

Payment Deficiency Assignment" has the meaning assigned to it in Section 9.8(d).

"Erroneous Payment Impacted Loans" has the meaning assigned to it in Section 9.8(d).

"Erroneous Payment Return Deficiency" has the meaning assigned to it in Section 9.8(d).

"Erroneous Payment Subrogation Rights" has the meaning assigned to it in Section 9.8(d).

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

"Event of Default" has the meaning assigned to such term in Section 8.1.

~~"Excluded Assets" means, with respect to the Borrower and without duplication, the aggregate Value of:~~

~~(a) all equipment, if any;~~

~~(b) all securities held that are in default or determined to be worthless pursuant to any policy of the Borrower;~~

~~(c) all non-exchange traded Common Stock and Preferred Stock;~~

~~(d) all Illiquid Investments and, without duplication, Level III Assets in excess of 10% of Total Net Assets;~~

~~(e) all Asset Backed Securities that are not guaranteed by the United States of America;~~

~~(f) all Investments of the Borrower issued by any single issuer in excess of 5% of Total Net Assets;~~

~~(g) all Investments of the Borrower issued by any single issuer in excess of 10% of the outstanding voting securities of such issuer;~~

~~(h) all Investments of the Borrower in any single industry in excess of 25% of Total Net Assets;~~

~~(i) all Investments of the Borrower denominated in a currency (other than dollars) in excess of 15% of Total Net Assets;~~

~~(j) all Investments of the Borrower issued by one or more Persons organized under the laws of a Developed Market Country in excess of 20% of Total Net Assets;~~

~~(k) all Investments of the Borrower issued by one or more Persons who are not organized under the laws of a Developed Market Country, or the United States of America or a state, province or other political subdivision thereof in excess of, in the aggregate, 5% of Total Net Assets;~~

~~(l) all Delayed Settlement Loan Collateral in excess of 5% of Total Net Assets~~

~~(m) all deferred organizational and offering expenses of the Borrower; and~~

~~(n) all assets and other property other than Included Assets.~~

"Excluded Taxes" means~~,~~ any of the following Taxes imposed on or with respect to ~~the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower under any Loan Document, income or franchise taxes or other taxes~~a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on (or measured by~~) its~~ net income ~~by the United States of America, or by the jurisdiction (or *political subdivision thereof*)~~(however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of~~ which such recipient is organized~~, or ~~in which~~having its principal office~~ is located~~ or, in the case of any Lender, ~~in which such Lender's~~its applicable lending office ~~is~~ located~~; any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located;~~ in, the jurisdiction imposing such Tax (or any **political subdivision thereof**) or (ii) that are Other Connection Taxes, (b) in the case of a ~~Foreign~~ Lender, ~~any~~U.S. federal withholding ~~tax that is~~Taxes imposed on amounts payable to or for the account of such~~ Foreign~~ Lender ~~attributable to~~with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such~~ Foreign~~ Lender~~'s failure~~ acquires such interest in the Loan or Commitment (other than ~~as a result of a Change~~pursuant to an assignment request by the Borrower under Section 3.8(b)) or (ii) such Lender changes its lending office, except in ~~Law)~~each case to ~~comply with~~the extent that, pursuant to Section 3.4~~(e)~~, ~~(d) United States of America backup withholding taxes~~amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 3.4(g) and (~~e~~d) any~~ United States of America federal~~ withholding Taxes imposed under FATCA.

"Existing Credit Agreement" has the meaning set forth in the preamble of this Credit Agreement.

"Existing Loan Documents" means, collectively, the Existing Credit Agreement, all guarantees, security agreements, control agreements and other Loan Documents (as defined therein).

"Existing LIBOR Loan" means each LIBOR Loan outstanding immediately prior to the Amendment No. 2 Effective Date.

"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this ~~Credit~~ Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future ~~United States Treasury~~ regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code~~, any intergovernmental agreement entered into in connection with the foregoing,~~ and any fiscal or regulatory legislation, rules or ~~regulations~~practices adopted ~~or promulgated by any Governmental Authority~~ pursuant to any ~~such~~ intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

"FCPA" means the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

"Fed Funds Business Day" shall mean any day upon which overnight federal funds transactions are conducted.

"Federal Funds Effective Rate" means, for any day, the greater of (a) the rate per annum calculated by the FRBNY, based on such day's overnight federal funds transactions (as determined in such manner as the FRBNY shall set forth on its public website from time to time), as the federal funds effective rate (which rate is, in general, published by the FRBNY on the FRBNY Business Day immediately succeeding such day), provided that if such day is not a Fed Funds Business Day, then the Federal Funds Effective Rate shall be such rate as in effect on the Fed Funds Business Day immediately preceding such day, and (b) zero (0.0%).

"Federal Reserve Form" means a Form FR U-1 duly completed by each Lender and executed by the Borrower, the statements made in which shall, in the reasonable opinion of the Administrative Agent, permit the transactions contemplated hereby in compliance with Regulation U, together with all instruments, certificates and other documents executed or delivered in connection therewith or attached thereto.

"Feeder Portfolio" means, at any time of determination, an open-end investment company registered under the ICA whose assets consist, in whole or in part, of an investment in a Master Portfolio.

"Fixed Rate Loan" means an Existing LIBOR Loan or a TS Loan.

"Floor" means a rate of interest equal to 0.0%.

"Foreign Lender" means any Lender that is not a U.S. Person.

"FRBNY" shall mean the Federal Reserve Bank of New York.

"FRBNY Business Day" shall mean each business day that is not included in the FRBNY's holiday schedule.

"Fundamental Policies" means, collectively, (a) the policies and objectives for, and limits and restrictions on, investing by the Borrower set forth in its Prospectus as in effect on the Effective Date and which may be changed only by a vote of a majority of the Borrower's outstanding voting securities (as defined in Section 2(a)(42) of the ICA), and (b) all policies limiting the incurrence of Indebtedness by the Borrower set forth in its Prospectus as in effect on the Effective Date.

"Funding Obligations" means, collectively, as of any date of determination, (a) the aggregate commitments of the Borrower to make loan advances to any Person or Person pursuant to debt or loan facilities, (b) the obligations of the Borrower to pay previous monthly accrued interest expense and (c) dividends declared and payable by the Borrower.

"G10 Countries" means, collectively, Belgium, Canada, France, Germany, Italy, Japan, the Netherlands, Sweden, Switzerland, the United Kingdom, and the United States.

"GAAP" means generally accepted accounting principles in the United States ~~of America~~.

"Governmental Authority" means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guaranteed" has a meaning correlative thereto.

"Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, credit default swap, total return swap, Credit Linked Note or other interest or currency exchange rate or commodity price hedging arrangement.

"ICA" means the Investment Company Act of 1940.

~~"Illiquid Investment" means, as of any date:~~

~~(a) With respect to an Investment (other than an Investment in Loan Collateral), any such Investment that has any material condition to or restriction on the ability of the Borrower, the Lenders or any assignee of either thereof to sell, assign, transfer, pledge, hypothecate or otherwise encumber or liquidate the same in a commercially reasonable time and manner (other than customary securities law arrangements or restrictions), whether or not such condition or restriction is intrinsic to such Investment, provided that any condition or restriction that could reasonably be expected to prohibit or delay any such sale, assignment, transfer, pledge, hypothecation, encumbrancing or liquidation for more than seven (7) Business Days, or require any payment (other than a nominal amount) in connection therewith, shall be deemed to be a material condition or restriction within the meaning of clause (a).~~

~~(b) With respect to an Investment in Loan Collateral, any such Investment that has any material condition to or restriction on the ability of the Borrower, the Lenders or any assignee of either thereof to sell, assign, transfer, pledge, hypothecate or otherwise encumber or liquidate the same in a commercially reasonable time and manner, whether or not such condition or restriction is intrinsic to such Investment. A material condition or restriction will be deemed to exist with respect to Loan Collateral if any one or more of the circumstances described in clauses (i) through and including (iv) below apply:~~

(i) there is any requirement under the credit agreement under which such Loan Collateral was issued that requires the consent of the administrative agent, the borrower or any other Person to the sale, transfer assignment or other disposition of such Loan Collateral to any existing lender under such credit agreement (or affiliate thereof) or any Approved Fund of any such existing lender (or affiliate);

(ii) such Loan Collateral constitutes a Distressed Loan (but not Delayed Settlement Loan Collateral) and there is any condition or restriction that could reasonably be expected to prohibit or delay the settlement of any sale, assignment, transfer, pledge, hypothecation, encumbrancing or liquidation thereof for more than 20 days;

(iii) such Loan Collateral constitutes a Par Loan (but not Delayed Settlement Loan Collateral) and there is any condition or restriction that could reasonably be expected to prohibit or delay the settlement of any sale, assignment, transfer, pledge, hypothecation, encumbrancing or liquidation thereof for more than 10 days; or

(iv) any condition or restriction exists that could reasonably be expected to require any payment (other than customary settlement payments and a nominal amount including any customary assignment fee payable to an agent in respect of such Loan Collateral) in connection with any sale, assignment, transfer, pledge, hypothecation, encumbrancing or liquidation thereof.

(c) Notwithstanding the provisions of clause (b) above, in the event that the Borrower has entered into a sale, assignment, transfer, pledge, hypothecation, encumbrancing or liquidation of any Loan Collateral and such Loan Collateral constitutes Delayed Settlement Loan Collateral, such Loan Collateral shall cease to constitute an Illiquid Investment.

"Included Assets" means, with respect to each Borrower at any time, (a) all cash, (b) all Cash Equivalents, (c) all Bank Loans and (d) all Bank Loan Participations.

"Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by or otherwise in respect of bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (h) all obligations, contingent or otherwise, of such Person in respect of bankers acceptances, (i) all net payment obligations, contingent or otherwise, of such Person under Hedging Agreements, and (j) all Guarantees by such Person of any of the foregoing. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor

as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

"Indemnitee" has the meaning assigned to such term in Section 10.3(b).

"Interest Period" means, (i) with respect to each Existing LIBOR Loan, the Interest Period applicable thereto under and in accordance with the Existing Credit Agreement, and (ii) with respect to each TS Loan, the period commencing on the date of the making of such TS Loan (or the last date upon which any other Loan was converted to, or continued as, such TS Loan) and ending on the numerically corresponding day in the calendar month that is one month thereafter, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no Interest Period shall extend beyond the Scheduled Commitment Termination Date.

"Investment" means, with respect to any Person, any direct or indirect portfolio investment by such Person in, or portfolio exposure (including through Derivatives) of such Person to (a) currencies, commodities, loans or securities, or any indexes on currencies, commodities, loans, securities, interest rates, or indexes, (b) any Derivative, or (c) any other medium for investment.

"Investment Adviser" means the investment adviser of the Borrower. "Investment

Adviser Change in Control" means the occurrence of one or more of the following events: (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions), but other than by way of merger or consolidation, of all or substantially all of the assets of Voya Investments, LLC to any Person or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934 (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions hereof); (2) the approval by the holders of equity interests of Voya Investments, LLC of any plan or proposal for the liquidation or dissolution thereof (whether or not otherwise in compliance with the provisions hereof); (3) any Person or Group (excluding Voya Financial Inc., ING Groep N.V. or any subsidiary of either thereof) shall become the owner, directly or indirectly, beneficially or of record, of equity interests representing more than 20% of the aggregate ordinary voting power represented by the equity interests in Voya Investments, LLC; or (4) the replacement of a majority of the board of directors (or similar managing body) of Voya Investments, LLC over any two-year period from the directors who constituted the board of directors (or similar managing body) of Voya Investments, LLC at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the board of

directors (or similar managing body) of Voya Investments, LLC then still in office who either were members of such board of directors (or similar managing body) at the beginning of such period or whose election as a member of such board of directors (or similar managing body) was previously so approved.

"Investment Limitation Default" means, as of any date, that the Borrower has entered into any Derivative, repo, reverse repo, securities lending or other similar transaction (a) with respect to which (i) the collateral, if any, received or receivable by the Borrower in connection therewith is not solely in the form of cash or short-term U.S. treasury securities, or (ii) each issuer thereof or counterparty thereto, as applicable, does not have a senior unsecured unenhanced long term debt rating of at least A- by S&P (or the equivalent rating of another independent rating agency (other than Moody's) if not so rated by S&P) and at least A3 by Moody's (or the equivalent rating of another independent rating agency (other than S&P) if not so rated by Moody's) or (b) such Derivative, repo, reverse repo, securities lending or other similar transaction is entered into for the purpose of creating leverage.

"Issuer" means, with respect to any investment, (a) in the event such investment is a Security or commercial paper, the issuer thereof, (b) in the event such investment is a Bank Loan, the borrower thereunder, and (c) in the event such investment is a Bank Loan Participation, both the counterparty thereto and the borrower under the Bank Loan subject to such Bank Loan Participation.

"Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

"Lenders" means the Persons listed on Schedule 1 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

~~"Level III Asset" means, at any time, any investment of the Borrower for which there are no Level 1 Inputs or Level 2 Inputs (in each case within the meaning of Topic ASC 820), or the value of which is determined by reference to Level 3 Inputs (within the meaning of Topic ASC 820).~~

"LIBO Rate" means, with respect to any LIBOR Loan for any Interest Period, the higher of (i) 0.0%, or (ii) the Screen Rate at approximately 11:00 a.m., London time two Business Days prior to the commencement of such Interest Period for deposits with a maturity comparable to such Interest Period.

"LIBOR Loan" means a Loan (or any portion thereof) bearing interest based on the Adjusted LIBO Rate.

"Lien" means, with respect to (a) any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, and (b) any securities, any purchase option, call or similar right of a third party.

"Loan" means a loan made pursuant to Section 2.1.

"Loan Balance" means on any date of determination, an amount equal to the aggregate outstanding principal balance of the Loans made to the Borrower.

"Loan Collateral" means any asset that is a direct or participation or subparticipation interest in or assignment or novation of a loan or other extension of credit (other than a direct interest in a corporate bond obligation).

"Loan Documents" means, collectively, this Credit Agreement, the Security Documents and, the Notes and all other agreements evidencing or securing the obligations of the Borrower hereunder or thereunder, together with all amendments, supplements or other modifications thereto.

"Margin Stock" has the meaning assigned to such term in Regulation U.

"Master Portfolio" means, at any time of determination, (a) any open-end investment company registered under the ICA within a single group of investment companies (as defined in Section 12(d)(1)(G)(ii) of the ICA), investments in which are held by one or more other such investment companies which are within such group of investment companies as permitted by the "fund of funds" exemption set forth in Section 12(d)(1)(G) of the ICA and (ii) any open-end investment company registered under the ICA in which a Feeder Portfolio invests pursuant to the exemption set forth in Section 12(d)(1)(E) of the ICA.

"Material Adverse Effect" means a material adverse effect on (a) the business, property, assets, income or financial condition of the Borrower, (b) the ability of the Borrower to perform any of its monetary or other material obligations under any Loan Document, or (c) the rights of, or benefits available to, the Credit Parties under any Loan Document.

"Material Indebtedness" means Indebtedness (other than Indebtedness under the Loan Documents) of the Borrower in an aggregate principal amount exceeding the Threshold Amount. For purposes of determining Material Indebtedness, the "principal amount" of the obligations in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower would be required to pay if such Hedging Agreement were terminated at such time.

"Maturity Date" means the Commitment Termination Date.

"Maximum Loan Value" means, at any time, the sum with respect to the Borrower's assets constituting (a) Margin Stock, the "current market value" (within the meaning of Regulation U) thereof at such time, and (b) Non-Margin Assets, the "good faith loan value" (within the meaning of Regulation U) thereof at such time.

"Maximum Permitted Borrowing" means at any time of determination, an amount equal to the least of (a) the maximum amount of Senior Debt that the Borrower would be permitted to incur under its Fundamental Policies, (b) the maximum amount of Senior Debt that the Borrower would be permitted to incur on such date under the ICA, (c) the sum on such date of (i) 50% of the Maximum Loan Value of the Borrower's Margin Stock (excluding any such Margin Stock that is subject to any Lien (other than a Lien created under the Loan Documents or referred to in Section 7.2(b), (c), (d) or (g)) or that is otherwise segregated or on deposit to satisfy margin requirements) as of such date plus (ii) the Maximum Loan Value of the Borrower's Non-Margin Assets (excluding any such Non-Margin Assets that are subject to any Lien (other than a Lien created under the Loan Documents or referred to in Section 7.2(b), (c), (d) or (g)) or that are otherwise segregated or on deposit to satisfy margin requirements) as of such date, and (d) 33-1/3% of (i) in connection with any Loan, the Pro-forma Borrowing Asset Value of the Borrower, or (ii) in all other cases, the Borrowing Asset Value of the Borrower as of the immediately preceding Business Day.

"Measurement Date" means the date of the most recent audited financial statements of the Borrower which were delivered to the Credit Parties prior to the date of this Credit Agreement.

"Moody's" means Moody's Investors Service, Inc.

"Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA that is subject to ERISA and to which any member of an ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of such ERISA Group during such five year period.

"Net Asset Value" means, at any time of determination, an amount equal to Adjusted Total Net Assets of the Borrower minus Adjusted Senior Debt of the Borrower.

"Non-Margin Assets" means, in respect of the Borrower, assets of the Borrower which do not constitute Margin Stock, provided that, for purposes of this definition, "Non-Margin Assets" shall not include "puts, calls or combinations thereof" (within the meaning of Regulation U).

"Non-Recourse Person" has the meaning assigned to such term in Section 10.13.

"Note" means, with respect to each Lender, a promissory note, substantially in the form of Exhibit B, payable to the order of such Lender and dated the Effective Date, including all replacements thereof and substitutions therefor.

"OECD Member Nation" means a member nation of the Organization for Economic Co-operation and Development.

"OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets Control.

"Ordinary Liabilities" means as of any date, "all liabilities and indebtedness" (within the meaning of the first sentence of Section 18(h) of the ICA) of the Borrower not represented by Senior Securities.

"Organizational Documents" means, with respect to (a) a corporation, its certificate of incorporation and by-laws, (b) a partnership, its partnership agreement, (c) a limited liability company, its certificate of formation and limited liability company agreement, (d) a business trust, its declaration of trust and by-laws, and, (e) any other Person, the counterpart documents thereof.

"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Credit Agreement or any other Loan Document.

"Overnight Loan" means a Loan (or any portion thereof) bearing interest based on the Overnight Rate.

"Overnight Rate" means, for any day with respect to an Overnight Loan, the higher of (i) 0.0%, or (ii) the greater of (a) the Federal Funds Effective Rate and (b) Adjusted Daily Simple SOFR.

~~"Par Loans" means Loan Collateral other than Distressed Loans.~~

"Participant" has the meaning assigned to such term in Section 10.4(d).

"Participant Register" has the meaning specified in Section 10.4(d).

"Patriot Act" means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

"Payment Recipient" has the meaning assigned to it in Section 9.8(a).

"Permitted Investments" means all Investments of the Borrower, in each case (a) to the extent that the Borrower has the power and authority under its Organizational Documents to invest therein, and (b) to the extent the investment therein, ownership thereof, or exposure thereto, by the Borrower is in conformity with the Prospectus.

"Permitted Liens" means Liens permitted by Section 7.2.

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"PIK" means payable-in-kind.

"Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained, or contributed to, by any member of an ERISA Group for employees of any member of an ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of an ERISA Group for employees of any Person which was at such time a member of an ERISA Group.

"~~Preferred Stock" means all equity ownership in an issuer which has a priority claim over Common Stock of such issuer in dividend payments, upon liquidation or otherwise~~Pricing Service" means Thompson Reuters LPC, the Global Industry Classification Standard, ICE Data Services or IHS Markit Ltd.

"Prime Rate" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime commercial lending rate; each change in the Prime Rate being effective from and including the date such change is publicly announced as being effective. The Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to borrowers.

"Pro-forma Borrowing Asset Value" means, in connection with any Loan, the Borrowing Asset Value as of the immediately preceding Business Day adjusted to give effect to such Loan and the contemporaneous use of the proceeds thereof.

"Prospectus" means at any time, the currently effective prospectus (as amended by the Prospectus Supplement) and statement of additional information of the Borrower at such time filed with the ICA.

"Prospectus Supplement" means the Supplement, dated June 28, 2022, to the Prospectus.

"Rated" means, with respect to any investment that is required to have a rating by S&P or Moody's for purposes of determining the Borrowing Base or other eligibility, that such investment has the rating required, provided that in the event any such investment is rated by both S&P and Moody's and such ratings are split, then for purposes of the Borrowing Base such investment shall be deemed to be rated (a) in the event the split is by one level, at the higher rating, or (b) in the event the split is by more than one level, at one level below the higher rating.

"Recipient" means (a) the Administrative Agent or (b) any Lender, as applicable.

"Register" has the meaning set forth in Section 10.4(c).

"Registration Statement" means the Borrower's registration statement filed with the SEC under the Securities Act and the ICA prior to the date of this Credit Agreement.

"Regulated Investment Company" has the meaning set forth in Section 851 of the Code.

"Regulation D" means Regulation D of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

"Regulation T" means Regulation T of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

"Regulation U" means Regulation U of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

"Regulation X" means Regulation X of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

"Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

"Relevant Governmental Body" means the Board of Governors or the FRBNY, or a committee officially endorsed or convened by the Board of Governors or the FRBNY, or any successor thereto.

"Required Lenders" means, at any time, Lenders having unused Commitments and outstanding Loans representing greater than 66 2/3% of the sum of the unused Commitments and outstanding Loans of all Lenders, provided, however, that at any time that there are less than three Lenders, "Required Lenders" means all of the Lenders.

"Requirements of Law" means, collectively, any and all requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law.

"Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

"Rule 144A" means Rule 144A under the Securities Act.

"Rule 144A Securities" means Securities issued in reliance on Rule 144A.

"Rule 18f-4" means rule 18f-4 under the ICA.

"S&P" means Standard & Poor's Financial Services LLC, a subsidiary of The McGraw Hill Companies, Inc., or any successor acceptable to the Administrative Agent and performing substantially the same function.

"Sanctioned Jurisdiction" means, at any time, a country, region or territory which is the subject to country-based or region-based (not individual- or entity-based) Sanctions.

"Sanctioned Person" means, at any time, any Person that is subject to any Sanction.

"Sanctions" has the meaning set forth in Section 4.15(a).

"Scheduled Commitment Termination Date" means July ~~5~~3, 202~~2~~3, as the same may be extended in accordance with Section 2.8.

"SEC" means the Securities and Exchange Commission and/or any other Governmental Authority succeeding to the functions thereof with respect to the ICA and the Securities Act.

"Second Lien Loan" means, at any time, (a) an Eligible Bank Loan that (i) is a second lien loan, (ii) has a market value, as determined by at least one Pricing Service, of at least 60% of the par value thereof, and (iii) is Rated CCC+ or better by S&P or Caa1 or better by Moody's, or (b) an Eligible Bank Loan Participation in any Eligible Bank Loan that meets all of the criteria in clause (a) immediately above.

"Section 6.1(c) Date" has the meaning set forth in Section 6.1(c).

"Section 6.1(c) Report" means a report in the form of Exhibit I hereto.

"Secured Liabilities" means all liabilities (excluding Ordinary Liabilities) of the Borrower secured by Liens.

"Securities Act" means the Securities Act of 1933.

"Security Agreement" means that certain Security Agreement, dated as of June 25, 2009, by and among the Borrower and the Administrative Agent.

"Security Documents" means the Security Agreement, the Control Agreement and each other agreement, instrument or other document executed or delivered pursuant thereto.

"Segregated Liabilities" means all liabilities and other obligations (excluding Ordinary Liabilities) of the Borrower relating to assets that have been segregated or are otherwise subject to margin arrangements.

"Senior Debt" means, as of any date, the aggregate amount of Senior Securities Representing Indebtedness of the Borrower, provided that if at the time of calculation thereof the aggregate amount of all Senior Securities Representing Indebtedness of the Borrower is zero, for purposes of such calculation such aggregate amount shall be one (1).

"Senior Security" shall have the meaning set forth in the first sentence of Section 18(g) of the ICA.

"Senior Security Representing Indebtedness" shall have the meaning set forth in the first sentence of Section 18(g) of the ICA.

"SOFR" means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

"SOFR Administrator" means the FRBNY (or a successor administrator of the secured overnight financing rate).

"SOFR Administrator's Website" means the website of the FRBNY, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

"Specified Materials" means, collectively, all written materials or written information provided by or on behalf of the Borrower, as well as documents and other written materials relating to the Borrower, the Credit Parties or any of their respective subsidiaries or Affiliates or any other materials or matters relating to the Loan Documents (including any amendments or waivers of the terms thereof or supplements thereto).

"Status" has the meaning set forth in Section 4.16.

"Taxes" means ~~any and~~ all ~~current~~present or future taxes, levies, imposts, duties, deductions, ~~charges or~~ withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Term SOFR" means, for any calculation with respect to a TS Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the "Periodic Term SOFR Determination Day") that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

"Term SOFR Administrator" means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

"Term SOFR Reference Rate" means the forward-looking term rate based on SOFR.

"Threshold Amount" means the lesser of (i) 5.0% of the aggregate Net Asset Value of the Borrower and (ii) $10,000,000.

"Tier 1 Bond" means, at any time, an Eligible Bond Rated at least BBB- or better by S&P or Baa3 or better by Moody's.

"Tier 2 Bond" means, at any time, an Eligible Bond (other than a Tier 1 Bond) Rated at least BB- or better by S&P or Ba3 or better by Moody's.

"Tier 3 Bond" means, at any time, an Eligible Bond (other than a Tier 1 Bond or a Tier 2 Bond) Rated at least B- or better by S&P or B3 or better by Moody's.

"Tier 4 Bond" means, at any time, an Eligible Bond (other than a Tier 1 Bond, a Tier 2 Bond or a Tier 3 Bond) Rated at least CCC+ or better by S&P or Caa1 or better by Moody's.

"Total Net Assets" means, as of any date, (a) the "value of the total assets" (within the meaning of the first sentence of Section 18(h) of the ICA) of the Borrower minus (b) the Ordinary Liabilities of the Borrower.

"Transactions" means the (a) execution, delivery and performance by the Borrower of each Loan Document to which it is a party, (b) borrowing of the Loans, and (c) use of the proceeds of the Loans.

"Type" means an ABR Loan, an Overnight Loan, a TS Loan or a LIBOR Loan, as the case may be.

"TS Loan" means a Loan bearing interest based on Adjusted Term SOFR.

"UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

"UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

"Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

"United States" and "U.S." mean the United States of America.

"U.S. Government Securities" means any debt obligation, other than an Asset-backed Security, the timely repayment of the principal thereof, and interest thereon, is backed by the full faith and credit of the United States~~ of America~~.

"U.S. Government Securities Business Day" means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

"U.S. Person" means any Person that is a "United States person" as defined in Section 7701(a)(30) of the Code.

"Value" means, as of any day of determination in respect of any asset of the Borrower, the Value of such asset computed in the manner such Value is required to be computed by the Borrower in accordance with the Prospectus and applicable law (including the ICA); provided that:

(a) the Value of any asset shall be net of the Borrower's liabilities relating thereto, including all of the Borrower's obligations to pay any unpaid portion of the purchase price thereof, and

(b) when calculating the "Value" of any asset, the Borrower shall calculate such value in good faith in accordance with the Prospectus and applicable law (including the ICA); provided, further, that (i) the Value of any Derivative shall be the Derivative Termination Value thereof, (ii) with respect any asset that is not valued daily, the Value of such asset shall be deemed zero for purposes of this definition, (iii) with respect to any asset the value of which is not based primarily upon the closing price thereof on an exchange, or the market price therefor determined by one or more pricing services or broker-dealers (other than a pricing service or broker-dealer that is an Affiliate of the Borrower or the Investment Adviser, or that is otherwise not independent), the Value of such asset shall be deemed zero for purposes of this definition, and (iv) with respect to any asset that is valued higher than either of the following (the "Base Price"), (x) the closing price thereof on an exchange, or (y) the market price therefor determined by one or more pricing services or broker-dealers (other than a pricing service or broker-dealer that is an Affiliate of the Borrower or the Investment Adviser, or that is otherwise not independent), the Value of such asset shall be deemed to be the Base Price for purposes of this definition.

"Withholding Agent" means the Borrower and the Administrative Agent.

"Write-Down and Conversion Powers" means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any law, rule or regulation shall be construed as referring to such law, rule or regulation as from time to time amended and any successor thereto and in the case of such law, the rules and regulations promulgated from time to time thereunder, (c) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (d) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement.

Section 1.3 Accounting Terms. As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under Applicable Accounting Principles. If at any time any change in Applicable Accounting Principles would affect the computation of any financial ratio or requirement set forth in this Credit Agreement and (a) the Borrower notifies the Administrative Agent that the Borrower objects to determining compliance with such financial ratio or requirement on the basis of Applicable Accounting Principles in effect immediately after such change becomes effective or (b) the Required Lenders so object, then the Borrower's compliance with such ratio or requirement shall be determined on the basis of Applicable Accounting Principles in effect immediately before such change becomes effective, until either such notice is withdrawn by the Borrower or the Required Lenders, as the case may be, or the Borrower and the Required Lenders otherwise agree. Except as otherwise expressly provided herein, the computation of financial ratios and requirements set forth in this Credit Agreement shall be consistent with the Borrower's financial statements required to be delivered hereunder.

Section 1.4 Resolution of Drafting Ambiguities.

The Borrower acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 1.5 Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of,

calculation of or any other matter related to the Alternate Base Rate, Daily SOFR, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, Daily SOFR, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, Daily SOFR, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, Daily SOFR, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Credit Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.6 SOFR Conforming Changes

In connection with the use or administration of Adjusted Daily Simple SOFR, Daily Simple SOFR or Adjusted Term SOFR, the Administrative Agent, in consultation with the Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document (other than the Borrower). The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Daily SOFR or Term SOFR, as applicable.

ARTICLE 2
THE CREDITS

Section 2.1 Commitment. Subject to the terms and conditions set forth herein, each Lender agrees to make loans to the Borrower from time to time during the period from the Effective Date through the Business Day immediately preceding the Commitment Termination Date, provided that immediately after giving effect thereto, (~~i~~a) the aggregate outstanding principal balance of such Lender's Loans will not exceed its Commitment, and (~~ii~~b) Senior Debt shall not exceed the Maximum Permitted Borrowing, and (c) the Loan Balance would not exceed the lesser of (x) the aggregate amount of the Commitments and (y) the Borrowing Base. Within

the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

Section 2.2 Loans

(a) General Provisions. To request a Loan, the Borrower shall make a telephonic Borrowing Request to the Administrative Agent, not later than (i) in the case of one or more ABR Loans or Overnight Loans in an aggregate amount not in excess of $20,000,000 to be made on the same Business Day, 3:00 p.m., New York City time, on the Business Day of the proposed Loan, (ii) in the case of all other ABR Loans and Overnight Loans, 12:00 noon, New York City time, on the Business Day of the proposed Loan, and (iii) in the case of a TS Loan, 12:00 noon, New York City time, three (3) Business Days before the date of the proposed Loan. Such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile, or electronic delivery of a pdf copy to the Administrative Agent of a duly executed Borrowing Request and a Borrowing Base Report, each duly signed by or on behalf of the Borrower. Each such telephonic and written Borrowing Request shall specify: (A) the requested date for such Loan (which shall be a Business Day), (B) whether such Loan is to be an ABR Loan, an Overnight Loan or a TS Loan, (C) the amount of such Loan, which shall (x) in the case of an ABR Loan or an Overnight Loan, be either $500,000 or in an integral multiple of $100,000 in excess thereof or, if less, the unused Commitment, or (y) in the case of a TS Loan, be either $500,000 or in an integral multiple of $100,000 in excess thereof, and (D) with respect to each TS Loan, the Interest Period therefor. Each such written Borrowing Request shall specify the additional information required by Exhibit D. Notwithstanding anything herein to the contrary, in no event shall the Borrower be permitted to borrow an Overnight Loan if, immediately after giving effect thereto, the aggregate outstanding principal amount of all Overnight Loans would exceed $35,000,000. ~~It is understood and agreed that in preparing a Borrowing Request, the calculation of Excluded Assets for purposes of the Adjusted Asset Coverage may be as of the Business Day second preceding the date of such Borrowing Request, provided that if the actual amount of Excluded Assets as of the close of business on the Business Day immediately preceding the date of such Borrowing Request varies from the amount taken into account in the computation of the Adjusted Asset Coverage set forth on such Borrowing Request, the Borrower shall deliver a notice thereof to the extent required by Section 6.1(j).~~

(b) Funding of Loans. Promptly following receipt of a Borrowing Request in accordance with Section 2.2(a), the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders by (i) in the case of Loans referred to in Section 2.2(a)(i), 5:00 p.m., or (ii) in all other cases, 2:00 p.m. The Administrative Agent will make such Loans available to the Borrower requesting the same by transferring the amounts so received, in like funds, to a custodial account at the Custodian in the name of the Borrower in accordance with wire transfer instructions provided by the Borrower to the Administrative Agent in writing or as otherwise designated by the Borrower in the applicable Borrowing Request. In the event a Borrowing shall not occur on such date because any condition precedent herein shall not have been met, return the amounts so received to the respective Lenders.

(c) Type of Loans. To request one or more particular Types of Loans, the Borrower shall elect in its Borrowing Requests therefor the Type of Loans being requested. If no election as to the Type of Loan is specified, then the requested Loan shall be an ABR Loan.

(d) Conversion to another Type of Loan. After the making of a Loan, the Borrower may elect to convert all or any portion of any Loan to a different Type of Loan, all as provided in this Section, provided that with respect to each such conversion, the Borrower shall provide to the Administrative Agent notice thereof not later than (i) in the case of a conversion to an ABR Loan or an Overnight Loan, 3:00 p.m., New York City time, on the Business Day of such proposed conversion, and (ii) in the case of a conversion to a TS Loan, 12:00 noon, New York City time, three (3) Business Days before the date of such proposed conversion. Each such election shall be made by a Borrower, shall be irrevocable and shall specify the following information (i) the amount and Type of the Loan requested to be converted, (ii) the requested date for such conversion, which shall be a Business Day, (iii) whether such Loan is to be an ABR Loan, an Overnight Loan, or a TS Loan, and (iv) in the case of a TS Loan, the Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period." In the event that, prior to the expiration of the Interest Period applicable to an existing Fixed Rate Loan, the Borrower shall fail to timely elect a new Loan in accordance herewith, such Fixed Rate Loan shall, on the last day of such Interest Period, be automatically converted to an ABR Loan. Notwithstanding anything to the contrary herein contained, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or Required Lenders may suspend the Borrower's right to make elections pursuant to this Section 2.2(d) during the period commencing on the date the Administrative Agent or the Required Lenders, as the case may be, so notifies the Borrower of such suspension, and ending on the date upon which the Borrower notifies the Administrative Agent and the Lenders that no Event of Default then exists, in which case each Fixed Rate Loan the Interest Period in respect of which ends during such period shall, on the last day of such Interest Period, be automatically converted to an ABR Loan.

(e) Fixed Rate Loans. Notwithstanding anything to the contrary set forth herein, (i) on and after the Amendment No. 2 Effective Date, no LIBOR Loans shall be made or continued, and no Loan may be converted to a LIBOR Loan, and (ii) no more than eight (8) Fixed Rate Loans shall be outstanding at any one time.

Section 2.3 Termination, Reduction and Increase of Commitment.

(a) Unless previously terminated, the Commitments shall terminate on the Scheduled Commitment Termination Date.

(b) The Borrower may at any time terminate, or from time to time reduce, without premium or penalty, the Commitments, provided that (i) the Borrower may not terminate or reduce the Commitments if, after giving effect to any concurrent repayment of the Loans in accordance with Section 2.4 or 2.5, the Loans Balance would exceed the aggregate Commitments of all Lenders, and (ii) each such reduction shall be in an amount that, when added to the amount of each such prepayment, is $5,000,000 or in an integral multiple of $1,000,000 in excess thereof.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable and any termination or reduction of the Commitments hereunder shall be permanent. Each termination or reduction of the Commitments shall be accompanied by the payment of accrued and unpaid commitment fees to the extent required by Section 3.2.

Section 2.4 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the earlier to occur of (i) Maturity Date therefor, and (ii) the Scheduled Commitment Termination Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the outstanding principal of and accrued interest on each Loan made by such Lender. The entries made in such account or accounts shall, to the extent not prohibited by applicable law and not inconsistent with any entries made in the Notes be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (and interest thereon) in accordance with the terms of this Credit Agreement.

(c) The Loans made by each Lender shall be evidenced by a Note payable to the order of such Lender, substantially in the form of Exhibit B. In addition, if requested by a Lender, its Note may be made payable to such Lender and its registered permitted assigns in which case all Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more Notes in like form payable to the order of the payee named therein and its registered permitted assigns.

Section 2.5 Prepayments of Loans

(a) The Borrower shall have the right at any time and from time to time, without premium or penalty but subject to Section 3.7, to prepay any Loan in whole or in part. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 2:00 p.m., New York City time, three Business Days prior to date of prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid. Each partial prepayment of any Loan shall be in a minimum amount of $500,000 or in an integral multiple of $100,000 in excess thereof.

(b) In the event and on any day the Adjusted Asset Coverage is less than 3.00:1.00, the Borrower shall within ten Business Days prepay the Loans in an amount necessary

to cause, or take other necessary action to cause, the Adjusted Asset Coverage to be not less than 3.00:1.00. In addition, in the event and on any day that (i) Senior Debt exceeds the Maximum Permitted Borrowing or (ii) the Loan Balance exceeds the lesser of the aggregate Commitments and the Borrowing Base, the Borrower shall immediately prepay the Loans in an amount necessary to eliminate such excess.

(c) In the event and on any day the aggregate outstanding principal balance of Overnight Loans exceeds $35,000,000, the Borrower shall prepay the excess on such day (or, if such day is not a Business Day, on the next Business Day).

(d) All prepayments (whether voluntary or otherwise) shall be accompanied by accrued and unpaid interest to the extent required by Section 3.1 and break funding payments, if any, required by Section 3.7.

Section 2.6 Payments Generally; Administrative Agent's Clawback.

(a) In General. The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal of Loans, interest, fees, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its office set forth in Section 10.1 or such other office as to which the Administrative Agent may notify the other parties hereto. Except as may be otherwise provided in the defined term "Interest Period", if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars. If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal of Loans, interest, fees and other amounts then due under the Loan Documents, such funds shall be applied (i) first, to payment of such amounts (excluding principal, interest and fees), in such order as the Administrative Agent may choose, (ii) second, to such interest and fees then due, and (iii) third, to such principal of the Loans then due. All amounts paid under the Loan Documents shall not be refundable under any circumstances.

(b) Pro Rata Treatment. Each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of fees payable to the Lenders, each reduction of the aggregate Commitments and each conversion to or continuation of any Borrowing shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitment shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

(c) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any

Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2(b) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (x) in the case of Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (y) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of the Borrowing for purposes of this Credit Agreement, and the Borrower's obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.6(c)(i) shall cease.

(ii) Payments by Borrower Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding, subject to Section 2.6(a), the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(iii) A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this paragraph (c) shall be presumptively correct, absent manifest error.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.3(c) are several and not joint. The failure of any Lender to make any Loan or make any payment under Section 10.3(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make any Loan or to make any payment under Section 10.3(c).

(e) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the borrowing of Loans set forth in Article 5 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(f) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Sharing. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Credit Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

Section 2.7 Defaulting Lenders. Notwithstanding any provision of this Credit Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.2(a);

(b) the Commitments and Loan Balance of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.2);

(c) any amount payable to such Defaulting Lender hereunder by (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.6(g)) shall, in lieu of being

distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i)first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii)second, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent, (iii)third, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loans under this Credit Agreement, (iv)fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Credit Agreement, (v)fifth, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Credit Agreement, and (vi)sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 5.2 are satisfied, such payment shall be applied solely to prepay the Loans of all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans owed to any Defaulting Lender.

Section 2.8 Extension of Scheduled Commitment Termination Date. Provided that no Default or Event of Default shall then exist or be continuing, the Borrower may request in a writing delivered to the Administrative Agent not more than 60 days nor less than 45 days prior to the then existing Scheduled Commitment Termination Date) that all of the Lenders agree (the decision so to agree to be within the sole and absolute discretion of each Lender) to extend the Scheduled Commitment Termination Date for one additional term of 364 days. Upon receipt of each such notice, the Administrative Agent shall promptly send each Lender a copy thereof. Any Lender not responding to such notice shall be deemed not to have consented to such extension. In the event that all of the Lenders shall have consented to such extension request during the period between (and including) the 30th day and the 15th day prior to the then existing Scheduled Commitment Termination Date, the Scheduled Commitment Termination Date shall, subject to Section 8.2, be extended to the day which is 364 days following the then existing Scheduled Commitment Termination Date (or, if such day is not a Business Day, the Business Date immediately preceding such day), provided that the Administrative Agent shall have received such certificates, legal opinions and other documents as it shall reasonably request in connection with such extension. In all other events, the then existing Scheduled Commitment Termination Date shall not be extended.

ARTICLE 3
INTEREST, FEES, YIELD PROTECTION, ETC.

Section 3.1 Interest.

(a) Each Loan shall bear interest at a rate per annum equal to the Applicable Rate, provided that if an Event of Default has occurred and is continuing, then, so long as such Event of Default is continuing, (i) the principal balance of such Loan shall bear interest at a rate

per annum equal to the Applicable Rate plus 2.00%, and (ii) all other amounts owing under the Loan Documents that are not paid when due, shall bear interest, after as well as before judgment, at a rate per annum equal to the Alternate Base Rate plus 2.00%.

(b) Accrued and unpaid interest on each (i) ~~LIBOR~~Fixed Rate Loan shall be payable in arrears on the last day of each Interest Period with respect thereto, and, in the case of a ~~LIBOR~~Fixed Rate Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (ii) each ABR Loan and each Overnight Loan, shall be payable in arrears on the last day of each calendar month, provided that (A) interest accrued and unpaid pursuant to clause (i) and (ii) of paragraph (a) of this Section shall be payable on demand, and (B) in the event of any repayment or prepayment of any Loan, accrued and unpaid interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed including the day a Loan is made but excluding the date of repayment). The Alternate Base Rate, the Overnight Rate, the Federal Funds Effective Rate, the Adjusted LIBO Rate, the LIBO Rate Adjusted Daily Simple SOFR, Daily Simple SOFR, Adjusted Term SOFR and the Prime Rate shall be determined by the Administrative Agent in accordance with the provisions of this Credit Agreement, and such determination shall be conclusive absent manifest error.

Section 3.2 Fees.

(a) The Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee at the Commitment Fee Rate then in effect during the period from and including the date on which this Credit Agreement shall have become effective in accordance with Section 10.6 to but excluding the date on which the Commitments of the Lenders terminate, on the daily amount of the excess of the Commitment of such Lender over the outstanding principal balance of such Lender's Loans. Accrued and unpaid commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year, each date on which the Commitments are reduced and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay to each Credit Party, for its own account, fees and other amounts in respect of the Loan Documents payable in the amounts and at the times separately agreed upon between the Borrower and such Credit Party in side letters between the Borrower and such Credit Party.

(c) All fees and other amounts payable hereunder shall be paid on the dates due, in immediately available funds. Fees and other amounts paid shall not be refundable under any circumstances.

Section 3.3 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; or

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Applicable Money Market any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or any Loan,Loans made by such Lender;

and the result of any of the foregoing shall be (1) to increase the cost to anysuch Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or **to increase the cost to** such Lender, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such amount as will compensateany other amount) then, upon request of such Lender for such increased costs or reduced amount, or (2) *to increase the cost to* any Lender of maintaining its Commitment, thenor other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such increasedadditional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines in good faith that any Change in Law affecting such Lender or any lending office of such Lender or such Lender's holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Credit Agreement, the Commitment of such Lender or anythe Loans made by such Lender hereunder to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for (i) any such reduction suffered as a consequence of such Loans, and (ii) any other such reduction.

(c) Certificates for Reimbursement.(c) A certificate of a Lender setting forth such Lender's reasonable good faith calculation of the additional amount or amounts necessary

to compensate such Lender or its holding company, as ~~applicable~~the case may be, as specified in paragraph (a) or (b) of this Section ~~shall be~~and delivered to the Borrower ~~and~~, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as ~~payable~~due on any such certificate ~~shall be due~~ within ~~ten Business Days~~10 days after receipt thereof. ~~In determining such additional amounts of compensation, such Lender will act reasonably and~~

(d) Delay in ~~good faith~~Requests. ~~(d)~~ Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions ~~incurred~~suffered more than ninety (90) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender's intention to claim compensation therefor~~; and provided further~~ (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety (90-) day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.4 Taxes.

(a) Defined Terms. For purposes of this Section, the term "Applicable Law" includes FATCA.

(b) ~~(a) Each payment by~~Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made ~~free and clear of and~~ without deduction or withholding for any Taxes, ~~provided that, if the Borrower shall be~~except as required ~~under law to deduct any Taxes from such payments~~by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld **to the relevant Governmental Authority in accordance with** Applicable Law and, if such Tax is an Indemnified Tax, then ~~(i)~~ the sum payable by the Borrower shall be increased as necessary so that, after ~~making all required deductions~~such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section)~~, each Credit Party~~ the applicable Recipient receives an amount equal to the sum it would have received had no ~~deductions for Indemnified Taxes or Other Taxes been made, (ii) the Borrower shall make all such required deductions for~~such deduction or withholding been made.

(c) Payment of Other Taxes ~~and (iii) the~~by Borrower. The Borrower shall timely pay ~~the full amount of Taxes deducted~~ to the relevant Governmental Authority in accordance with ~~applicable law~~Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

~~(b) In addition, the Borrower shall pay all Other Taxes *to the relevant Governmental Authority in accordance with* applicable law.~~

(d) (c) Indemnification by Borrower. The Borrower shall indemnify each Credit PartyRecipient, within ten Business Days10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Credit Party on or with respect to any payment under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and *any penalties, interest*payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the calculation of the amount of such payment or liability delivered to the Borrower by such Credit Partya Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. **Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph** (g)e).

(f) (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) (e) (i) In the event that anyStatus of Lenders. (i) Any Lender (or any successor or assign or a Participant of such Lender)that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, such Person shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which it extends credit under this Credit Agreement (and from time to time thereafter upon the reasonable request ofat the time or times reasonably requested by the Borrower or the Administrative Agent, but only if such Person is legally entitled to do so) such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or

the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements ofApplicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (A), (B) and (D) of Section 3.4(g)(ii)) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that any Lender (or any successor or assign or a Participant of such Lender) shall be a Foreign Lender, such Person shall, to the extent it may lawfullythe Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it **is legally entitled to do so**, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of the Borrower within the meaning of Section 871(h)(3)(B)

of the Code, or a "controlled foreign corporation" related to the Borrower as described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or ~~prior to~~about the date on which ~~it extends credit~~such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, ~~but only if such Person~~ ~~*is legally entitled to do so*~~), executed copies of any other form prescribed by ~~applicable Requirements of~~Applicable Law as a basis for claiming exemption from or a reduction in ~~United States~~U.S. federal withholding ~~tax~~Tax, duly completed, together with such supplementary documentation as may be prescribed by ~~applicable Requirements of~~Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.; and

(D) ~~(iii) If~~if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by ~~applicable Requirements of~~Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this ~~Credit~~ Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) ~~The Borrower shall not be required to indemnify any Foreign Lender or to pay any additional amounts to any Foreign Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that the obligation to withhold amounts with respect to United States Federal withholding tax existed and would apply to payments made to such Foreign Lender on the date such Foreign Lender became a party to this Credit Agreement (or, in the case of a Participant, on the date such Participant acquired its participation) or, with respect to payments to a new lending office, the date such Foreign Lender designated such new lending office with respect to a Loan; provided, however, that this paragraph (f) shall not apply (x) to any assignee, Participant or new lending office that becomes an assignee, Participant or new lending office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or additional amounts any assignee, or any Lender, acting through a new lending office, would be entitled to receive (without regard to this paragraph (f)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such assignee, or Lender making the designation of such new lending office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation.~~

~~(g)~~ ~~*Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g)*~~

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus **any penalties, interest** or other charges imposed by the relevant

Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party's obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.5 Benchmark Replacement Settings.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Credit Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.5(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes. In in connection with the use, administration, adoption or implementation of a Benchmark Replacement, the. The Administrative Agent will havenotify the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action orBorrower and the Lenders of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.5(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the

Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent offrom any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.5.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if a then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for any settings of such Benchmark at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for such Benchmark (including a Benchmark Replacement therefor) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for such Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for all settings of such Benchmark at or after such time to reinstate such previously removed tenor.

(e) Unavailability of Tenor of Benchmark

(i) Upon the Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any Benchmark Replacement for any of them, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of TS Loans to be made, converted or continued during any such Benchmark Unavailability Period and, failing that, the Borrower will, subject to 3.5(e)(ii), be deemed to have converted any such request into a request for a borrowing of or conversion to an Overnight Loan.

(ii) During a Benchmark Unavailability Period with respect to Daily Simple SOFR or any Benchmark Replacement therefor or at any time that a tenor for such Benchmark is not an Available Tenor, the related components of the Alternate Base Rate and the Overnight Rate based upon such Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate or the Overnight Rate, as the case may be.

Section 3.6 Inability to Determine Rates

(a) Adjusted Term SOFR. Subject to Sections 3.5 and 3.6(b), if, on or prior to the first day of any Interest Period for any TS Loan:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that "Adjusted Term SOFR" cannot be determined pursuant to the definition thereof, or

(ii) the Required Lenders determine that for any reason in connection with any request for a TS Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed TS Loan does not adequately and fairly reflect the cost to the Lenders of making and maintaining such TS Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent,

the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make TS Loans, and any right of the Borrower to continue TS Loans or to convert other Loans to TS Loans, shall be suspended (to the extent of the affected TS Loans or affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of TS Loans (to the extent of the affected TS Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for, subject to Section 3.6(b), a borrowing of or conversion to an Overnight Loan in the amount specified therein and (ii) any outstanding affected TS Loans will, subject to Section 3.6(b), be deemed to have been converted into Overnight Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to 3.7.

(b) Daily Simple SOFR. If the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that "Daily Simple SOFR" cannot be determined pursuant to the definition thereof on any given day, (i) the Alternate Base Rate shall be determined without reference to clause (c) thereof, and (ii) the Overnight Rate shall be determined without reference to clause (ii)(b) thereof.

Section 3.7 Break Funding; Indemnity; Illegality

(a) Each Borrower hereby indemnifies the Lenders against any loss, cost or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds) which may arise, be attributable to or result due to or as a consequence of (a) any failure by such Borrower to make any payment when due of any amount due hereunder in connection with a Fixed Rate Loan, (b) any failure of such Borrower (other than as a result of a default by the applicable Lender) to borrow or continue a TS Loan or convert to a TS Loan on a date specified therefor in a Borrowing Request, (c) any failure of such Borrower to prepay any Fixed Rate Loan on a dated specified therefor in any notice of prepayment therefor (regardless of whether any such notice of prepayment may be revoked under Section 2.5 and is revoked in accordance therewith), or (d) any payment or prepayment of (i) a Fixed Rate Loan, or conversion of any Fixed Rate Loan, on a date other than on the Interest Payment Date therefor (including as a result of an Event of Default) or (ii) a Fixed Rate Loan on a date other than the last day of the Interest Period therefor (including as a result of an Event of Default). All of the obligations of the Borrower under this Section 3.7(a) shall survive any assignment of rights by any Lender, the

termination of such Lender's Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(b) If any Lender determines that any change in applicable law, rule or regulation after the Amendment No. 2 Effective Date has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to:

(i) the LIBO Rate, or to determine or charge interest based upon the LIBO Rate then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (a "Section 3.7(b)(i) Illegality Notice"), any right of the Borrower to maintain any Existing LIBOR Loan shall be revoked. Upon receipt of a Section 3.7(b)(i) Illegality Notice, the Borrower shall, if necessary to avoid such illegality, immediately upon demand from such Lender, prepay all Existing LIBOR Loans or, if applicable, convert all Existing LIBOR Loans to Overnight Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.7(a);

(ii) the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (a "Section 3.7(b)(ii) Illegality Notice"), any obligation of such Lender to make TS Loans, and any right of the Borrower to continue TS Loans or to convert other Loans to TS Loans, shall be suspended until such Lender notifies the Borrower (through the Administrative Agent) that the circumstances giving rise to such determination no longer exist. Upon receipt of a Section 3.7(b)(ii) Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from such Lender, prepay or, if applicable, convert all TS Loans to, subject to Section 3.7(b)(iii), Overnight Loans on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such TS Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such TS Loans to such day, in each case until the Borrower is advised in writing by such Lender (through the Administrative Agent) that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.7(a); or

(iii) SOFR, Daily Simple SOFR or Adjusted Daily Simple SOFR, then upon notice thereof by such Lender to the Borrower (a "Section 3.7(b)(iv) Illegality Notice"), the interest rate at which (X) ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of "Alternate Base Rate", and (Y) Overnight Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (ii)(b) of the definition of "Overnight Rate", in each case until such Lender notifies the Borrower that the circumstances giving rise to such determination no longer

exist. Upon receipt of a Section 3.7(b)(iv) Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from such Lender, prepay (1) all ABR Loans (the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of "Alternate Base Rate"), on the Interest Payment Date therefor, if such Lender may lawfully continue to maintain such ABR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ABR Loans to such day, and (2) all Overnight Loans (the interest rate on which Overnight Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (ii)(b) of the definition of "Overnight Rate"), on the Interest Payment Date therefor, if such Lender may lawfully continue to maintain such Overnight Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Overnight Loans to such day.

Section 3.8 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.3, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.3 or Section 3.4, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.3, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4 (in each case in excess of $10,000) or if such Lender may no longer make, convert or maintain ~~LIBOR~~TS Loans under Section 3.6(a), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.4), all of its interests, rights and obligations under this Credit Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i)the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.4, (ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts due it under Sections 3.3 or 3.4) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii)in the case of any such assignment resulting from a claim for compensation under Section 3.3 or payments required to be made pursuant to Section 3.4, such assignment will result in a reduction in such compensation or payments thereafter, and (iv)such assignment does not conflict with applicable law. A Lender shall not be required to make

any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

In order to induce the Credit Parties to enter into this Credit Agreement and make the Loans, the Borrower makes the following representations and warranties to the Credit Parties as provided in Section 5.2:

Section 4.1 Organization and Power. The Borrower (i) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization and (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. The Borrower has all requisite power and authority to own its property and to carry on its business as now conducted. The Borrower is not an Affected Financial Institution.

Section 4.2 Authority and Execution. The Borrower has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party, all of which have been duly authorized by all proper and necessary statutory trust action and are in full compliance with its Organizational Documents. The Borrower has duly executed and delivered the Loan Documents to which it is a party.

Section 4.3 Binding Agreement. The Loan Documents constitute the valid and legally binding obligations of the Borrower to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

Section 4.4 Litigation. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower) pending or, to the knowledge of the Borrower, threatened against it, or maintained by it, that may affect the property or rights of the Borrower, which (i) could reasonably be expected to have a Material Adverse Effect, (ii) call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document, or (iii) could reasonably be expected to, individually or in the aggregate, materially adversely affect any of the transactions contemplated by any Loan Document.

Section 4.5 Approvals and Consents. No consent, authorization or approval of, filing (other than the filing of each financing statement in the form attached to the Security Agreement in the office indicated on such financing statement) with, notice to, or exemption by, the holders of any securities issued by the Borrower any Governmental Authority or any other Person is required to authorize, or is required in connection with, the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, the Loan Documents or is required as a condition to the validity or enforceability of the Loan Documents with respect to or against the Borrower or its property or assets. No provision of any applicable treaty,

statute, law (including any applicable usury or similar law), rule or regulation of any Governmental Authority will prevent the execution and delivery by the Borrower of, or performance by the Borrower of its obligations under, or affect the validity against the Borrower of, the Loan Documents.

Section 4.6 No Conflict. The Borrower is not in default under any mortgage, indenture, contract, agreement, judgment, decree or order to which it is a party or by which it or any of its property is bound, which defaults, taken as a whole, could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out by the Borrower of the terms of the Loan Documents, the Loans hereunder, and the use by the Borrower of the proceeds thereof in accordance with the terms hereof (a) will not (i) violate any statutes or regulations, including the ICA, of any Governmental Authority applicable to the Borrower, or (ii) constitute a default under, conflict with, require any consent under (other than consents which have been obtained), or result in the creation or imposition of, or obligation to create, any Lien (other than pursuant to the Security Agreement) upon the property of the Borrower pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, which defaults, conflicts and consents, if not obtained, could reasonably be expected to have a Material Adverse Effect, and (b) are not inconsistent with the Prospectus, the Registration Statement, the Borrower's Fundamental Policies or its Organizational Documents.

Section 4.7 Taxes. The Borrower has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all Taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles) which, if not so filed or paid, could reasonably be expected to result in a Material Adverse Effect, and no tax Liens (other than those permitted by Section 7.2(b)) have been filed against the Borrower or any of its property. The charges, accruals and reserves on the books of the Borrower with respect to all federal, state, local and other Taxes are adequate, and the Borrower knows of no unpaid assessment which is due and payable against it or any claims being asserted against it which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles.

Section 4.8 Compliance. The Borrower is not in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority, which default could reasonably be expected to have a Material Adverse Effect. The Borrower is complying in all material respects with all applicable statutes and regulations, including the ICA and the Securities Act, and of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse Effect.

Section 4.9 Property. The Borrower has good and marketable title to all of its property with respect to which the absence of such marketable title could reasonably be expected to result in a Material Adverse Effect, subject to no Liens other than Permitted Liens.

Section 4.10 Federal Reserve Regulations; Use of Loan Proceeds. Except for the Federal Reserve Form to be executed and delivered by the Borrower, no filing or other action is required under the provisions of Regulations T, U or X in connection with the execution and delivery by the Borrower of this Credit Agreement and neither the making of any Loan in accordance with this Credit Agreement nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulations T, U or X.

Section 4.11 No Material Adverse Change. Since the Measurement Date, the Borrower has conducted its business only in the ordinary course and there has been no material adverse change in the business, assets or condition, financial or otherwise, of the Borrower.

Section 4.12 Material Agreements. The Custody Agreement is in full force and effect in all material respects. All agreements between the Borrower and the Investment Adviser are in full force and effect, except to the extent that failure of any such agreement to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.

Section 4.13 Financial Condition. The statement of assets and liabilities of the Borrower as of the Measurement Date and the related statements of operations and changes in net assets for the fiscal year then ended, copies of which, certified by independent public accountants, have heretofore been delivered to each Credit Party, fairly present, in all material respects, the financial position of the Borrower as of such date and the results of its operations for such period in conformity with Applicable Accounting Principles.

Section 4.14 No Misrepresentation. No representation or warranty contained in any Loan Document and no certificate or report from time to time furnished by the Borrower to any Credit Party in connection with the transactions contemplated thereby, contains or will contain a misstatement of material fact, or, to the best knowledge of the Borrower, omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made.

Section 4.15 Sanctions, Anti-Terrorism, Anti-Money Laundering and Anti-Corruption.

(a) None of the Borrower, any of its subsidiaries or any director (other than an independent director), trustee or officer, or to the knowledge of the Borrower, any employee, agent, independent director or affiliate of the Borrower or any of its subsidiaries is a Person that is, or is owned or controlled by Persons that are: (i) the subject or target of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty's Treasury, or other relevant sanctions authority (collectively, "Sanctions"), or (ii) located, organized or resident in a country, region or territory that is, or whose government is, the subject of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria), in violation of applicable law.

(b) No Affected Person or any Person that owns or controls (directly or indirectly) the Borrower or receives (directly or indirectly) any proceeds of any Loan (i) conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any Sanctioned Person or in any Sanctioned Jurisdiction, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked

pursuant to any Anti-Terrorism Law, (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iv) has violated any Anti-Terrorism Law.

(c) No Affected Person or any Person that owns or controls (directly or indirectly) the Borrower, or receives (directly or indirectly) any proceeds of any Loan (i) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development's Financial Action Task Force on Money Laundering, or (ii) otherwise violated any applicable law regarding money laundering.

(d) The Borrower and each subsidiary thereof is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereof. Neither the Borrower nor any subsidiary thereof has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Borrower or any other Person in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

(e) The Borrower and each Subsidiary thereof has implemented and maintains, and is in compliance with, policies and procedures designed to promote and achieve compliance by each Affected Person with all applicable laws regarding Sanctions and money laundering, Anti-Terrorism Laws and Anti-Corruption Laws.

Section 4.16 Investment Company Status.

(a) The Borrower has the following status ("Status"): (i) it qualifies as a Regulated Investment Company, (ii) it is a "registered investment company" within the meaning of Section 8 of the ICA, (iii) it is a "closed-end company" and a "diversified company" in each case within the meaning of Section 5 of the ICA, (iv) it is neither an "affiliate" (within the meaning of Section 23A of the Federal Reserve Act, as amended) of, nor an "affiliated person" (as defined in Section 2(a)(3) of the ICA) of, any Lender, (v) it is not a Feeder Portfolio, and (vi) it is in compliance in all material respects with (A) its Prospectus, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, and (B) its Fundamental Policies.

(b) The Borrower is not subject to any statute, rule, regulation or organizational or offering document which prohibits or limits the incurrence of Indebtedness under the Loan Documents, except for the limitations set forth in the ICA, state securities laws to the extent applicable, and the Prospectus.

(c) The Borrower has not issued any of its securities in violation of any Federal or State securities laws applicable thereto, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect.

Section 4.17 ERISA. The Borrower is not, and has not been in the last five (5) years, a member of an ERISA Group and does not have any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA. None of the following (individually or collectively) constitute a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable: (i) the execution and delivery of the Loan Documents, (ii) the incurrence of any obligation under the Loan Documents, (iii) the making of any Loan, (iv) the payment by the Borrower of any principal, interest, fee or other sum owing under the Loan Documents, or (v) the consummation of any other transaction contemplated by the Loan Documents.

ARTICLE 5
CONDITIONS

Section 5.1 Effective Date. [Reserved].

Section 5.2 Each Credit Event. The obligation of the Lenders to make any Loan to the Borrower is subject to the satisfaction of the following conditions:

(a) Immediately before and after giving effect to such Loan, (i) the representations and warranties of the Borrower set forth in each Loan Document to which it is a party shall be true and correct in all respects on and as of the date of such Loan, (ii) the Adjusted Asset Coverage shall not be less than 3.00:1.00 and (iii) no Default shall exist or would occur.

(b) The Administrative Agent shall have received (i) a written Borrowing Request~~ signed by the Borrower~~ setting forth the information required by Section 2.2(a) and (ii) a Borrowing Base Report, in each case signed by the Borrower.

(c) To the extent required by Regulation U, the Administrative Agent shall have received (i) copies of a Federal Reserve Form for each Lender, duly executed and delivered by the Borrower and completed for delivery to the Administrative Agent, in form acceptable to the Administrative Agent, or (ii) a current list of Margin Stock and Non Margin Assets of the Borrower, in a form acceptable to the Administrative Agent and in all respects in compliance with Regulation U, including Section 221.3(c)(2)(iv) thereof.

(d) The Administrative Agent shall have received such other documentation and assurances as shall be reasonably required by it in connection herewith.

Each request for a Loan by the Borrower shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraph (a) of this Section.

ARTICLE 6
AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable by the Borrower under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with the Credit Parties that:

Section 6.1 Financial Statements and Other Information. The Borrower shall furnish or cause to be furnished to each Credit Party:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of its Statement of Assets and Liabilities as at the end of such fiscal year, together with the related Schedule of Investments and Statements of Operations and Changes in Net Assets as of and through the end of such fiscal year; each such Statement of Assets and Liabilities and the related Schedule of Investments and Statements of Operations and Changes in Net Assets shall be certified without qualification by independent public accountants, which certification shall (i) state that the examination by such independent public accountants in connection with such financial statements has been made in accordance with those auditing standards required by the ICA and prescribed by the SEC for the Borrower or, to the extent not so required or prescribed, generally accepted auditing standards in the United States and (ii) include the opinion of such independent public accountants that such financial statements have been prepared in conformity with Applicable Accounting Principles, except as otherwise specified in such opinion;

(b) as soon as available, but in any event within 90 days after the end of the first semi-annual accounting period in each fiscal year of the Borrower, a copy of the Borrower's Statement of Assets and Liabilities as at the end of such semiannual period, together with the related Schedule of Investments and Statements of Operations and Changes in Net Assets for such period;

(c) in the event that on any Business Day the Adjusted Asset Coverage shall be less than 3.00:1.00 (each a "Section 6.1(c) Date"), the Borrower shall, on the immediately succeeding Business Day, deliver to the Administrative Agent a Section 6.1(c) Report prepared as of the close of business on the Section 6.1(c) Date;

(d) as soon as available, but in any event not later than seven (7) days after the last Friday of each calendar month and upon the request of any Lender (but not more than once per week), the Borrower shall deliver to the Administrative Agent (i) a duly completed certificate of a duly authorized representative (who shall be acceptable to the Administrative Agent) of the Borrower, substantially in the form of Exhibit G hereto appropriately completed for ~~a~~such month-end date and (ii) a duly completed Borrowing Base Report as of the close of business on such month-end date signed by a duly authorized representative of the Borrower;

(e) no later than one Business Day after the request of any Lender therefor which is received by the Borrower at or before 3:00 p.m., New York City time, on any Business Day and no later than two Business Days after the request of any Lender therefor which is received by the Borrower after 3:00 p.m., New York City time, on any Business Day, a calculation of the Adjusted Asset Coverage as of close of business on the date of such request;

(f) as soon as practicable, a copy of each general mailing to the shareholders of the Borrower to the extent such mailing includes a Prospectus or any material change in the terms thereof, including any material change in the investment objectives or any change in (i) its Fundamental Policies, (ii) limitations on borrowings, or (iii) the identity of the directors, trustees, executive officers or other similar Person of the Borrower or its Investment Adviser;

(g) prompt written notice of any contest referred to in Sections 6.5 or 6.6;

(h) promptly after the execution thereof, copies of all material amendments or other material changes to the Prospectus, Registration Statement, Fundamental Policies, the Organizational Documents, all investment advisory contracts, all contracts with any principal underwriter and any new investment advisory contracts and any new contracts with any principal underwriter entered into after the Effective Date;

(i) prompt written notice in the event that the Borrower decides to seek the approval of its Board and, if necessary, its shareholders, to effect a change in any of its Fundamental Policies;

(j) ~~not later than one Business Day after the delivery of a Borrowing Request, written notice in the event that the amount of Excluded Assets taken into account in the calculation of the Adjusted Asset Coverage set forth on such Borrowing Request is lower than the actual amount of such Excluded Assets as of the close of business on the Business Day immediately preceding the delivery of such Borrowing Request and had the actual amount of Excluded Assets been utilized in such calculation, the Adjusted Asset Coverage at the time of such Borrowing would have been greater than 3.00:1.00~~[reserved]; and

(k) promptly after request therefor, such (i) other information regarding the business, assets, income or financial condition of the Borrower as any Credit Party may reasonably request from time to time and (ii) additional documents and information in order to comply with "know-your-customer" and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies.

Section 6.2 Notice of Material Events. The Borrower shall furnish or cause to be furnished to each Credit Party prompt written notice of the following, together with a statement of a duly authorized representative of the Borrower setting forth in reasonable detail the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any Governmental Authority against or affecting the Borrower that could in the good faith opinion of the Borrower reasonably be expected to result in a Material Adverse Effect; and

(c) the occurrence of any other development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

Section 6.3 Legal Existence. The Borrower shall maintain its legal existence in good standing in the jurisdiction of its organization and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

Section 6.4 Insurance. The Borrower shall maintain insurance with financially sound insurance carriers in at least such amounts and against at least such risks as are usually insured against by entities engaged in the same or a similar business or as may otherwise be required by

the ICA or the SEC (including such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the ICA or any successor provision and errors and omissions insurance); and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

Section 6.5 Payment of Indebtedness and Performance of Obligations. The Borrower shall pay and discharge when due all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (i) have a Material Adverse Effect or (ii) become a Lien (other than a Permitted Lien) upon the property of the Borrower, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by or on behalf of the Borrower, and provided further that such reserve or other appropriate provision as shall be required in accordance with Applicable Accounting Principles shall have been made therefor.

Section 6.6 Observance of Legal Requirements. The Borrower shall observe and comply in all material respects with all laws (including the ICA and the Code), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which may then be applicable to the Borrower, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower, provided that such reserve or other appropriate provision as shall be required in accordance with Applicable Accounting Principles shall have been made therefor.

Section 6.7 Books and Records; Visitation. The Borrower shall (a)keep proper books of record and account in which complete, true and correct entries in conformity with Applicable Accounting Principles and all material requirements of law shall be made of all material dealings and transactions in relation to its business and activities, (b)upon reasonable prior notice (which shall in no event be required to be more than (i)one Business Day prior, at any time that a Default has occurred and is continuing, or (ii)five days prior, at all other times) permit representatives of the Administrative Agent and each other Credit Party at reasonable intervals to visit the offices of the Borrower and to discuss the properties, assets, income and financial condition of the Borrower with the duly authorized representatives thereof and with the Investment Adviser, and (c)upon the reasonable request of the Administrative Agent or any other Credit Party, deliver to the Administrative Agent a detailed list of assets of the Borrower.

Section 6.8 Purpose of Loans. The Borrower shall use the proceeds of each Loan for its general business purposes, including the purchase of investment securities and the making of dividends, distributions or similar payments permitted by Section 7.4, provided that in no event shall the proceeds of any Loan be used for purposes which would violate any provision of any applicable statute, rule, regulation, order or restriction applicable to the Borrower or Regulation U.

Section 6.9 Investment Company Status. The Borrower will maintain at all times its Status.

ARTICLE 7
NEGATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable by the Borrower under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with the Credit Parties that:

Section 7.1 Indebtedness; Senior Securities. The Borrower will not (a)create, incur, assume or suffer to exist any liability for Indebtedness, except (i)Indebtedness under the Loan Documents, (ii)Indebtedness (other than Indebtedness for borrowed money) (A) incurred in the ordinary course of business, (B) permitted to be incurred in accordance with the Fundamental Policies, and (C) which, immediately after giving effect thereto and any simultaneous repayment of any other Indebtedness, would not cause the Borrower to have exceeded the Maximum Permitted Borrowing, and (iii)Indebtedness to the Custodian (A) incurred for the purposes of clearing and settling purchases and sales of securities, or (B) up to an aggregate amount not to exceed $5,000,000 at any one time outstanding under this clause (iii)(B) for temporary or emergency purposes, or (b)issue, sell, create, incur, assume or suffer to exist any Senior Security, except Senior Securities Representing Indebtedness otherwise permitted hereunder.

Section 7.2 Liens. The Borrower will not create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

(a) Liens in respect of Indebtedness permitted under Section 7.1(a);

(b) Liens for Taxes, assessments or similar charges incurred by the Borrower in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles, provided that enforcement of such Liens is stayed pending such contest;

(c) Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles, provided that enforcement of such Liens is stayed pending such contest;

(d) Liens arising out of judgments or decrees affecting the property of the Borrower which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles, provided that enforcement thereof is stayed pending such contest; and

(e) Liens arising in the ordinary course of business under the Custody Agreement, provided that to the extent that the Liens secure Indebtedness of the Borrower to the Custodian, such Indebtedness is permitted under Section 7.1(a).

Section 7.3 Fundamental Changes. The Borrower will not divide, consolidate or merge into or with any Person, or sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its property.

Section 7.4 Restricted Payments. The Borrower will not declare or pay, or allow to be declared or paid, any dividend, distribution or similar payment (including a purchase, repurchase or redemption of its shares) in respect of its shares if, immediately before or after giving effect thereto, an Event of Default shall or would exist, except to the extent required in order to qualify as a Regulated Investment Company or to otherwise minimize or eliminate federal or state income taxes payable by the Borrower or as may be required by applicable law.

Section 7.5 Fundamental Policies. The Borrower will not (a) make or maintain any investment other than as permitted by the ICA and the Fundamental Policies or (b) except as may be required by law, amend or otherwise modify the Fundamental Policies without the consent of the Required Lenders, which consent may not be unreasonably withheld.

Section 7.6 Amendments and Changes.

(a) The Borrower will not amend or otherwise modify its Organizational Documents or the Custody Agreement in any way which would adversely affect the Credit Parties.

(b) The Borrower will not change its fiscal year if such change would have a Material Adverse Effect. Subject to Section 1.3, the Borrower will not change or permit any change in the accounting principles applied to it, except as required by Applicable Accounting Principles, if such change would have a Material Adverse Effect.

Section 7.7 Financial Covenants.

(a) The Borrower will not permit the Adjusted Asset Coverage to be less than (i) 3.00:1.00 for more than ten (10) consecutive Business Days, or (ii) 2.63:1.00 at any time.

(b) The Borrower shall not permit its Senior Debt to at any time exceed the Maximum Permitted Borrowing.

(c) The Borrower will not permit the Net Asset Value of the Borrower to be less than $75,000,000 at any time.

(d) The Borrower shall not permit the sum of the unused portion of the aggregate Commitments plus cash and cash equivalents on hand at any time to be less than the aggregate amount of the Funding Obligations at such time.

(e) The VaR of the Borrower's portfolio (determined once each Business Day in accordance with Rule 18f-4) does not exceed (i) in the event the Borrower is using the Relative VaR Test (within the meaning of, and for purposes of, Rule 18f-4), 200% of the VaR of the Designated Reference Portfolio (within the meaning of Rule 18f-4) used for the Borrower for purposes of Rule 18f-4, or (ii) in all other events, 20% of the Borrower's Net Asset Value.

Section 7.8 Investments.

(a) The Borrower will not purchase, acquire, or otherwise have exposure (including pursuant to any Derivative Agreement) to, any Investment, other than Permitted Investments.

(b) The Borrower will not enter into or otherwise acquire or hold any Derivative except to mitigate a risk to which the Borrower is subject. In no event shall the Borrower enter into or otherwise acquire or hold any Derivative for the purpose of creating or continuing leverage.

(c) The Borrower will not allow an Investment Limitation Default to occur.

Section 7.9 Sanctions, Anti-Terrorism, Anti-Money Laundering and Anti-Corruption.

(a) The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund, finance or facilitate any activities or business of or with any Person, or in any country, region or territory, that, at the time of such funding, financing or facilitating, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, lender, advisor, investor, or otherwise).

(b) The Borrower will not, and will not cause or permit any subsidiary thereof to, violate any applicable law, rule or regulation regarding Sanctions or money laundering, or any Anti-Terrorism Law or Anti-Corruption Law.

(c) The Borrower and each subsidiary thereof shall at all times maintain, and be in compliance with, policies and procedures designed to promote and achieve compliance by each Affected Person with all applicable laws, rules and regulations regarding Sanctions and money laundering, Anti-Terrorism Laws and Anti-Corruption Laws.

ARTICLE 8
EVENTS OF DEFAULT

Section 8.1 Events of Default. Each of the following shall constitute an "Event of Default":

(a) any principal of any Loan shall not be paid when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any interest on any Loan or any fee, commission or any other amount (other than an amount referred to in paragraph (a) of this Section 8.1) payable under any Loan Document shall not be paid when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 6.1(d) and such failure shall continue unremedied for a period of two (2) Business Days or (ii) Sections 6.1(a), 6.1(b), 6.3, 6.8, 6.9 or 6.10 or in Article 7;

(e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Credit Agreement or any other Loan Document (other than those specified in paragraphs (a), (b) or (d) of this Section 8.1), and such failure shall continue unremedied for a period of 30 days after the Borrower shall, or reasonably should, have obtained knowledge thereof;

(f) the Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or the debts of the Borrower, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of the assets of the Borrower; and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower shall (i) voluntarily commence (directly or on its behalf) any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to (directly or on its behalf) the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section 8.1, (iii) apply for or consent to (in either case, directly or on its behalf) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) (i) the Investment Adviser shall fail to be Voya Investments, LLC, (ii) the Investment Advisory Agreement between the Borrower and Voya Investments, LLC shall cease

to be in full force and effect, except to the extent that substantially simultaneously therewith, the Borrower shall enter into a new investment advisory agreement with Voya Investments, LLC, on substantially the same terms as such Investment Advisory Agreement, (iii) the custodian for all of the assets of the Borrower shall fail to be State Street Bank and Trust Company or an Affiliate thereof or any successor thereto agreed to in writing by the Administrative Agent and Required Lenders in their sole and absolute discretion, (iv) the sole administrator for the Borrower shall fail to be Voya Investments, LLC or an Affiliate thereof, (v) Voya Investment Management Co. LLC or an Affiliate thereof, shall fail to be the sole sub-advisor to the Borrower, or (vi) the independent auditors for the Borrower (other than KPMG LLP) shall fail to be reasonably acceptable to the Administrative Agent;

(l) an Investment Advisor Change of Control occurs;

(m) one or more judgments for the payment of money (not paid or covered by insurance) in an aggregate amount in excess of the Threshold Amount shall be rendered against the Borrower and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, vacated or bonded or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower to enforce any such judgment;

(n) any Loan Document shall cease, for any reason other than pursuant to its terms, to be in full force and effect, or with respect to the Borrower, the Borrower shall so assert in writing or shall disavow any of its obligations thereunder;

(o) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Security Document;

(p) except as a result of any sale or other transfer of any asset in accordance with the terms of the Loan Documents, any Lien purported to be created under the Security Agreement shall cease to be, or shall be asserted by the Borrower not to be, a valid and perfected Lien on any Collateral (as defined in the Security Agreement) with the priority required by the applicable Security Document; or

(q) the suspension of registration of the Borrower's shares or the commencement of any proceeding for such purpose, or the Borrower's shares are delisted or cease to trade.

Section 8.2 Remedies. If any Event of Default shall occur and be continuing then, and in every such event (other than an event described in paragraph (h) or (i) of Section 8.1), and at any time thereafter during the continuance of such event, the Administrative Agent may and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) declare the Commitments terminated, and thereupon the Commitments shall terminate immediately and/or (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of such Loans so declared to be due and payable, together with accrued and unpaid interest thereon and all fees and other obligations of the Borrower accrued and

unpaid under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event described in paragraph (h) or (i) of Section 8.1, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued and unpaid under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE 9
THE ADMINISTRATIVE AGENT

Section 9.1 Appointment and Authority. Each Credit Party hereby irrevocably appoints The Bank of Nova Scotia to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Credit Parties and the Borrower shall not have rights as a third party beneficiary of any of such provisions except with respect to certain provisions contained in Section 9.6.

Section 9.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.3 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.2 and Article 9) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of another Credit Party, the Administrative Agent may presume that such condition is satisfactory to such Credit Party unless the Administrative Agent shall have received notice to the contrary from such Credit Party prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accounting firm and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accounting firm or experts.

Section 9.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative

Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.6 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Credit Parties and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Credit Parties, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Credit Parties that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Credit Parties under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Credit Party directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 9.7 Non Reliance on Administrative Agent and Other Credit Parties. Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Credit Party or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Credit Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Credit Party or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.8 Erroneous Payments.

(a) If the Administrative Agent notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a "Payment Recipient") that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an "Erroneous Payment") and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Payment Recipient shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.8(b).

(c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under clause (a) or under the indemnification provisions of this Credit Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its behalf) (such unrecovered amount, an "Erroneous Payment Return Deficiency"), upon the Administrative Agent's notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the "Erroneous Payment Impacted Loans") in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loans, the "Erroneous Payment Deficiency Assignment") at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to have executed and delivered an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Electronic Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Credit Agreement and its applicable Commitment which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitment of any Lender and such Commitment shall remain available in accordance with the terms of this Credit Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the "Erroneous Payment Subrogation Rights").

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligation owed by the Borrower under the Loan Documents, except to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on "discharge for value" or any similar doctrine.

(g) Each party's obligations, agreements and waivers under this Section 9.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations of the Borrower (or any portion thereof) under any Loan Document.

ARTICLE 10
MISCELLANEOUS

Section 10.1 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower, to it c/o Voya Funds, 7337 East Doubletree Ranch Road, Scottsdale, AZ 85258, Attention of Elliot A. Rosen, Senior Vice President (Telephone No. (480) 477-2220; Telecopy No. (860) 275-2912); or

(ii) if to the Administrative Agent, to it at, (A) in all cases, 250 Vesey Street, 23rd Floor, New York, NY, 10281, Attention: Aron Lau (Telephone: (212) 225-5952; E-Mail address: aron.lau@scotiabank.com); or (B) in the case of all notices and other communications pursuant to Article 2, with a copy to 720 King Street West, 4th Floor, Toronto, ON Canada M5V 2T3, Attention: Corporate Loan Team (Telephone: (212) 225-5705; E-Mail address: CorporateLending.LoanOps@scotiabank.com; Facsimile: (212) 225-5709); or

(iii) if to any other Credit Party, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the date of receipt, provided that notices

delivered through electronic communications to the extent provided by Section 10.1(b) shall be effective as provided in Section 10.1(b).

(b) Except with respect to notices and other communications under Article 2, each Lender agrees that notices and other communications to it hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent. In furtherance of the foregoing, each Lender hereby agrees to notify the Administrative Agent in writing, on or before the date such Lender becomes a party to this Credit Agreement, of such Lender's e-mail address to which a notice may be sent (and from time to time thereafter to ensure that Administrative Agent has on record an effective e-mail address for such Lender). Each of the Administrative Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by means of electronic communication pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes: (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient; and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

The Borrower hereby acknowledges that: (i) the Administrative Agent may make available to the Lenders Specified Materials by posting some or all of the Specified Materials on an Electronic Platform; (ii) the distribution of materials and information through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with any such distribution, the Electronic Platform is provided and used on an "As Is," "As Available" basis; and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency or sequencing of the Specified Materials posted on the Electronic Platform. THE ADMINISTRATIVE AGENT, ON BEHALF OF ITSELF AND ITS AFFILIATES, EXPRESSLY AND SPECIFICALLY DISCLAIMS, WITH RESPECT TO THE ELECTRONIC PLATFORM, DELAYS IN POSTING OR DELIVERY, OR PROBLEMS ACCESSING THE SPECIFIED MATERIALS POSTED ON THE ELECTRONIC PLATFORM, AND ANY LIABILITY FOR ANY LOSSES, COSTS, EXPENSES OR LIABILITIES THAT MAY BE SUFFERED OR INCURRED IN CONNECTION WITH THE ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSES, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES IN CONNECTION WITH THE ELECTRONIC PLATFORM.

Each Lender hereby agrees that notice to it in accordance with this Section 10.1(b) specifying that any Specified Materials have been posted to the Electronic Platform shall, for purposes of this Credit Agreement, constitute effective delivery to such Lender of such Specified Materials.

EACH LENDER: (I) ACKNOWLEDGES THAT THE SPECIFIED MATERIALS, INCLUDING INFORMATION FURNISHED TO IT BY ANY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THE CREDIT DOCUMENTS, MAY INCLUDE MATERIAL, NON-PUBLIC INFORMATION CONCERNING THE BORROWER OR ITS AFFILIATES OR THEIR RESPECTIVE SECURITIES; AND (II) CONFIRMS THAT: (A) IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL, NON-PUBLIC INFORMATION; (B) IT WILL HANDLE SUCH MATERIAL, NON-PUBLIC INFORMATION IN ACCORDANCE WITH SUCH PROCEDURES AND APPLICABLE LAWS, INCLUDE FEDERAL AND STATE SECURITIES LAWS; AND (C) IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CONTACT PERSON WHO MAY RECEIVE SPECIFIED MATERIALS THAT MAY CONTAIN MATERIAL, NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAWS.

Section 10.2 Waivers; Amendment; Restatement.

(a) No failure or delay by any Credit Party in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that the Credit Parties would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the Credit Parties shall have consented thereto in writing as provided in Section 10.2(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

(b) Except as otherwise expressly set forth in this Credit Agreement (including Section 3.5), neither any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders, provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan, or reduce the rate of any interest, or reduce any fees, payable under the Loan Documents, without the written consent of each Credit Party affected thereby thereof, (iii) postpone the date of any payment for any Loan, the Scheduled Commitment Termination Date, any interest or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the stated termination or expiration of the Commitments,

without the written consent of each Credit Party affected thereby, (iv) change any provision hereof in a manner that would alter the pro rata treatment of the Lenders, including, without limitation, the pro rata sharing of payments required hereby and the pro rata reduction of Commitments required hereby, without the written consent of each Credit Party affected thereby, (v) change any of the provisions of this Section or the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, or change the currency in which Loans are to be made or payment under the Loan Documents is to be made, or add additional borrowers, without the written consent of each Lender, (vi) release all or substantially all of the Collateral (as defined in the Security Agreement) from the Liens of the Loan Documents (except as expressly provided in the applicable Security Document), without the consent of each Lender, or (vii) change Section 7.7(a) (other than an increase in the ratio appearing therein) without the written consent of each Lender, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent.

(c) This Credit Agreement is not intended to and shall not constitute a novation of the Existing Credit Agreement or the obligations and liabilities thereunder.

Section 10.3 Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation, negotiation, closing and administration of this Credit Agreement or any amendments, modifications or waivers of the provisions of any Loan Document (whether or not the transactions contemplated thereby shall be consummated) and (ii) all documented out-of-pocket expenses incurred by the Administrative Agent and the Lenders, including the documented fees, charges and disbursements of one counsel for the Administrative Agent and the Lenders (together with (A) any local counsel reasonably required in connection with any enforcement, and (B) in the event of any potential conflict of interest, such other counsel as reasonably required), in connection with the enforcement or protection of its rights against the Borrower in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) The Borrower shall indemnify each Credit Party (together with any sub-agent of the Administrative Agent), and each Related Party thereof (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from all losses, claims, damages, liabilities and related expenses (collectively, "Losses"), including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of or as a result of (i) any Loan or the use of the proceeds thereof, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto except in each case such as result from such Indemnitee's (or its Related Party's) gross negligence, bad faith or willful misconduct or

material breach by a Lender of its obligations hereunder (as found by a final and nonappealable decision of a court of competent jurisdiction).

(c) To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender's pro rata share (based on a fraction, the numerator of which is the sum of the outstanding principal balance of such Lender's Loans plus such Lender's unused Commitment, and the denominator of which is the sum of the principal balance of the Loans of all Lenders plus the aggregate unused Commitments of all Lenders, in each case determined as of the earlier to occur of the time that the applicable unreimbursed expense or indemnity payment is sought and the last date upon which the denominator set forth above is greater than zero) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. In the event that (i) any Lender shall have paid to the Administrative Agent any amount pursuant to this Section 10.3(c) relating to any Losses payable by the Borrower under Section 10.3(b), and (ii) it is found (by a final and nonappealable decision of a court of competent jurisdiction in any action brought by the Borrower) that the Administrative Agent failed to exercise due care (within the meaning of Section 10.3(b)), then promptly after demand therefor by such Lender, the Administrative Agent shall repay to such Lender the amount of such payment to the extent that (X) such failure gave rise to such Losses, and (Y) such Lender shall not have been reimbursed therefor by the Borrower. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.6(d).

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Loan or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly but in no event later than 10 days after written demand therefor.

Section 10.4 Successors and Assigns.

(a) Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii)

by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of any Loan Document.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (provided that the payment of such fee shall not be required for an assignment by a Lender to an affiliate thereof), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) Prohibited Assignments. No such assignment shall be made to (1) the Borrower or any of the Borrower's Affiliates or (2) a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.3 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, only with respect to its Commitment and Loans, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and each Credit Party shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Each Lender that sells a participation shall, acting solely for this purpose as a

non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans, Commitments or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso in Section 10.2(b) that directly affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.3, 3.4 and 3.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.6(g) as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.3 or 3.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.4 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.4(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.5 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Credit Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Credit Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Loan Documents is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of

Sections 3.3, 3.4, 3.7 and 10.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the termination of the Commitment or the termination of this Credit Agreement or any provision hereof.

Section 10.6 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Credit Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but one contract. This Credit Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of this Credit Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

(b) Electronic Execution of Loan Documents. Delivery of an executed counterpart of a signature page of any Loan Document by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of such Loan Document. The words "execution," "signed," "signature," and words of like import in this Credit Agreement and the other Loan Documents, including any Assignment and Assumption, shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent or any Lender to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Lenders and the Borrower, electronic images of any Loan Documents (including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of any Loan Document based solely on the lack of paper original copies of such Loan Document, including with respect to any signature pages thereto. For purposes hereof, "Electronic Signature" means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

Section 10.7 Severability. In the event any one or more of the provisions contained in this Credit Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the legal and economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.8 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter owing under this Credit Agreement to such Lender, irrespective of whether or not such Lender shall have made any demand under this Credit Agreement and although such obligations may be unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation on such indebtedness. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender or its Affiliates may have.

Section 10.9 Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States sitting in the Borough of Manhattan in The City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Credit Agreement or the other Loan Documents against the Borrower, or any of its property, in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto

hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Credit Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.

Section 10.10 WAIVER OF JURY TRIAL. **EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CREDIT AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.**

Section 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

Section 10.12 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "charges"), shall exceed the maximum lawful rate (the "maximum rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.13 Non-Recourse. Each Credit Party hereby agrees for the benefit of each and every trustee, director, officer employee, and record or beneficial owner of any outstanding shares of the Borrower and any successor, assignee, heir, estate, executor, administrator or personal representative of any such trustee, director, officer and record owner of any outstanding shares (a "Non-Recourse Person") that (i) no Non-Recourse Person shall have any personal liability for any obligation of the Borrower under any Loan Document or other instrument or document delivered pursuant hereto or thereto; (ii) no claim against any Non-Recourse Person may be made for any obligation of the Borrower under any Loan

Document or other instrument or document delivered pursuant hereto or thereto, whether for the payment of principal of, or interest on, the Loans or for any fees, expenses or other amounts payable by the Borrower hereunder or thereunder; and (iii) the obligations or liabilities of the Borrower under any Loan Document or other instrument or document delivered pursuant hereto or thereto, are enforceable solely against the Borrower and its properties and assets.

Section 10.14 Treatment of Certain Information. Each Lender agrees to use reasonable precautions to keep confidential, in accordance with such Lender's customary procedures for handling confidential information of the same nature, all non-public information supplied by the Borrower pursuant to this Credit Agreement which (a) is clearly identified by such Person as being confidential at the time the same is delivered to such Lender, or (b) constitutes any financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants' certification delivered hereunder ("Information"), provided, however, that nothing herein shall limit the disclosure of any such Information (i) on a confidential basis, to its respective Related Parties and service providers, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority, (iii) on a confidential basis, to other parties to the Loan Documents, prospective lenders or their counsel, (iv) to auditors or accountants, and any analogous counterpart thereof, (v) in connection with any litigation to which such Lender is a party, (vi) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement, (B) becomes available to such Lender on a non-confidential basis from a source other than the Borrower, or (C) was available to such Lender on a non-confidential basis prior to its disclosure to such Lender by the Borrower; and (vii) to the extent the Borrower shall have consented to such disclosure in writing. Notwithstanding anything to the contrary contained in any Loan Document, no provision thereof shall (1) restrict any Lender from providing information to Federal Reserve supervisory staff, (2) require or permit, without the prior approval of the Federal Reserve, any Lender to disclose to the Borrower or any Affiliate that any information will be or was provided to Federal Reserve supervisory staff, or (3) require or permit, without the prior approval of the Federal Reserve, any Lender to inform the Borrower or any Affiliate of a current or upcoming Federal Reserve examination or any nonpublic Federal Reserve supervisory initiative or action.

Section 10.15 USA Patriot Act Notice. Each Credit Party hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Credit Party to identify the Borrower in accordance with the Patriot Act.

Section 10.16 Security. All of the obligations of the Borrower under the Loan Documents are secured by the Security Documents.

Section 10.17 No Fiduciary Duty. The Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their respective Affiliates and no such duty will be deemed to have arisen in connection with any such transactions or communications.

Section 10.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.19 Reaffirmation of the Security Documents. The Borrower hereby represents and warrants that (a) the Security Documents are in full force and effect in accordance with their respective terms and remain a valid and binding obligation of the Borrower, (b) the Security Documents (other than any updates to the financing statement) have not been modified or amended since June 25, 2009, and are hereby reaffirmed and ratified in all respects, and (c) the Liens and the Security Interest (as defined in the Security Agreement) created by the Loan Documents are and continue to be valid, effective, properly perfected, enforceable and are hereby ratified and confirmed in all respects.

Section 10.20 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true:

(i) such Lender is not using "plan assets" (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Commitments or this Credit Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Commitments and this Credit Agreement,

(iii) (A) such Lender is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Credit Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Credit Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of sub-Section (a) of Part I of PTE 84-14 are satisfied with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Commitments and this Credit Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and any of its Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender's entrance into, participation in, administration of and performance of the Loans, the Commitments and this Credit Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Credit Agreement, any Loan Document or any documents related hereto or thereto).

(c) For purposes of this Section 10.20, the following defined terms when used herein have the following meanings:

> "Benefit Plan" means any of (a) an "employee benefit plan" (as defined in ERISA) that is subject to Title I of ERISA, (b) a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such "employee benefit plan" or "plan".

"PTE" means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

Section 10.21 Acknowledgement Regarding any Supported QFCs. To the extent that any Loan Document (i) constitutes a QFC (such Loan Document, a "Loan Document QFC"), or (ii) provides support, through a guarantee or otherwise, for any Loan Document QFC, any Financial Contract or any other agreement or instrument that is a QFC (such support, "QFC Credit Support", and each such QFC, a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that such Loan Document and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under such Loan Document that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and such Loan Document were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.21, the following terms have the following meanings:

"BHC Act Affiliate" of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

"Covered Entity" means any of the following: (i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

VOYA CREDIT INCOME FUND

EXHIBIT H

FORM OF BORROWING BASE REPORT

[Date]

The Bank of Nova Scotia
250 Vesey Street, 23rd Floor
New York, NY 10281
Attention: Aron Lau

The Bank of Nova Scotia
720 King Street West, 4th Floor
Toronto, ON Canada M5V 2T3
Attention: Corporate Loan Team

Gentlemen/Ladies:

Reference is made to the Third Amended and Restated Credit Agreement, dated as of May 8, 2020, among Voya Credit Income Fund (the "Borrower"), the Lenders party thereto, and The Bank of Nova Scotia, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

This Borrowing Base Report is delivered to you pursuant to **[Section 2.2(a) or 6.1(d)]** of the Credit Agreement. The Borrower hereby certifies to you as follows:

(a) as of the close of business on **[Date]**[1] (the "Notice Time"), the Borrowing Base was $____________ (the "Applicable Borrowing Base"),

(b) Annex 1 attached hereto is a true and accurate detailed calculation of the Applicable Borrowing Base,

(c) the aggregate outstanding principal balance of the Loans **[[immediately AFTER giving effect to the making of the Loans requested in the Borrowing Request**

---

[1] For a Borrowing Base Report delivered pursuant to Section 2.2(a) of the Credit Agreement, this date should be the Business Day immediately preceding the proposed borrowing date. For a Borrowing Base Report delivered pursuant to Section 6.1(d) of the Credit Agreement, this date should be the last Business Day of the immediately preceding calendar month.

dated __________][2] **or [at the Notice Time]**[3]: $_____________________(the "Applicable Loan Amount"), and

(d) the Applicable Borrowing Base **[is less than][equals][exceeds]** the Applicable Loan Amount.

[signature page follows]

[2] For use when borrowing.

[3] For periodic reporting.

IN WITNESS WHEREOF, the undersigned has executed his Borrowing Base Report as of the date first above written.

VOYA CREDIT INCOME FUND

By: ______________________________
Name:
Title:

Annex 1
to
Borrowing Base Report

[This Annex 1 must be in the following form, or such other form as shall have been agreed to by the Borrower and the Bank]

A.	Value of all cash and Cash Equivalents (in Dollars)	$_________
B.	Value of all U.S. Government Securities (other than any cash or Cash Equivalents):	$_________
C.	Value of all Eligible Commercial Paper:	$_________
D.	Value of all Class A1 Loans and Tier 1 Bonds:	$_________
E.	Value of all Class A2 Loans:	$_________
F.	Value of all Class B1 Loans and Tier 2 Bonds	$_________
G.	Value of all Class B2 Loans:	$_________
H.	Value of all Eligible Equity Securities and Tier 3 Bonds	$_________
I.	Value of all Second Lien Loans:	$_________
J.	Value of all Eligible Tier 4 Bonds:	$_________
K.	100% of A	$_______[4]
L.	95% of B	$_______[5]
M.	80% of C:	$_______[6]
N.	75% of D	$_______[7]
O.	70% of E.	$_______[8]
P.	60% of F.	$_______[9]
Q.	55% of G:	$_______[10]
R.	50% of H	$_______[11]
S.	25% of I.	$_______[12]
T.	20% of J:	$_______[13]
U.	**Sum of K plus L plus M plus N plus O plus P plus Q plus R plus S plus**	

[4] Clause (i) of Borrowing Base definition
[5] Clause (ii) of Borrowing Base definition
[6] Clause (iii) of Borrowing Base definition
[7] Clause (iv) of Borrowing Base definition
[8] Clause (v) of Borrowing Base definition
[9] Clause (vi) of Borrowing Base definition
[10] Clause (vii) of Borrowing Base definition
[11] Clause (viii) of Borrowing Base definition
[12] Clause (ix) of Borrowing Base definition
[13] Clause (x) of Borrowing Base definition

T:...$________

V. 7.5% of U...$ ________ [14]

W. List (by Issuer) the aggregate value (to the extent included in U) attributable to investments of such Issuer ONLY if such aggregate value exceeds V:

Issuer	Aggregate Value	
[____________]	$______________	minus V:.....$__________
[____________]	$______________	minus V:.....$__________
		Total ....$__________

X. U minus W ....$ ________ [15]

Y. 5.0% of U...$________

Z. List (by Issuer) the aggregate value (to the extent included in X) attributable to investments of such Issuer (excluding up to three (3) separate Issuers) ONLY if such aggregate value exceeds Y:

Issuer	Aggregate Value	
[____________]	$______________	minus Y:.....$__________
[____________]	$______________	minus Y:.....$__________
		Total ....$__________

AA. X minus Z...$ ________ [16]

BB. 25% of U...$________

CC. List (by Global Industry Classification Standard) the aggregate value (to the extent included in AA) attributable to investments in a single industry group ONLY if such aggregate value exceeds BB:

Industry Group	Aggregate Value	
[____________]	$______________	minus BB: ..$__________
[____________]	$______________	minus BB: ..$__________
		Total ....$__________

DD. AA minus CC...$ ________ [17]

EE. 20% of U...$________

FF. List (by Global Industry Classification Standard) the aggregate value (to the extent included in DD) attributable to investments in a single industry group (excluding up to two (2) such separate industries) ONLY if such aggregate value exceeds EE:

Industry Group	Aggregate Value	
[____________]	$______________	minus EE:...$__________
[____________]	$______________	minus EE:...$__________

[14] Adjustment referred to in clause (1) of Borrowing Base definition

[15] Adjustment referred to in clause (2) of Borrowing Base definition

[16] Adjustment referred to in clause (3) of Borrowing Base definition

[17] Adjustment referred to in clause (4) of Borrowing Base definition

Total $__________

GG. DD minus FF ....$ ________ [18]

HH. 20% of U ....$__________

II. The aggregate value (to the extent included in GG) attributable to investments in all Issuers other than U.S. Issuers ONLY if such aggregate value exceeds HH: ....$__________

JJ. GG minus II ....$ ________ [19]

KK. 20% of U ....$__________

LL. The aggregate value (to the extent included in JJ) attributable to investments denominated or otherwise priced in a currency other than Dollars ONLY if such aggregate value exceeds KK: ....$__________

MM. JJ minus LL ....$ ________ [20]

NN. 25% of U ....$__________

OO. The aggregate value (to the extent included in MM) attributable to Class A1 Loans, Class B1 Loans and/or Second Lien Loans that, in any case, are rated CCC+ or lower by S&P and Caa1 or lower by Moody's, and Tier 4 Bonds ONLY if such aggregate value exceeds NN: ....$__________

PP. MM minus OO ....$ ________ [21]

QQ. 20% of U ....$__________

RR. The aggregate value (to the extent included in PP) attributable to Class A2 Loans and Class B2 Loans ONLY if such aggregate value exceeds QQ: ....$__________

SS. PP minus RR ....$ ________ [22]

TT. 10% of U ....$__________

UU. The aggregate value (to the extent included in SS) attributable to Second Lien Loans ONLY if such aggregate value exceeds TT: ....$__________

VV. SS minus UU (the "Borrowing Base") ....$ ________ [23]

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[18] Adjustment referred to in clause (5) of Borrowing Base definition

[19] Adjustment referred to in clause (6) of Borrowing Base definition

[20] Adjustment referred to in clause (7) of Borrowing Base definition

[21] Adjustment referred to in clause (8) of Borrowing Base definition

[22] Adjustment referred to in clause (9) of Borrowing Base definition

[23] Adjustment referred to in clause (10) of Borrowing Base definition

VOYA CREDIT INCOME FUND

EXHIBIT I-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of May 8, 2020 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Voya Credit Income Fund (the "Borrower"), the Lenders party thereto, and The Bank of Nova Scotia, as Administrative Agent (in such capacity, the "Administrative Agent").

Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a "10 percent shareholder" of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a "controlled foreign corporation" related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:______________________

Name:

Title:

Date: __________, 20[ ]

VOYA CREDIT INCOME FUND

EXHIBIT I-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of May 8, 2020 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Voya Credit Income Fund (the "Borrower"), the Lenders party thereto, and The Bank of Nova Scotia, as Administrative Agent (in such capacity, the "Administrative Agent").

Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a "10 percent shareholder" of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a "controlled foreign corporation" related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:______________________

Name:

Title:

Date: __________, 20[ ]

VOYA CREDIT INCOME FUND

EXHIBIT I-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of May 8, 2020 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Voya Credit Income Fund (the "Borrower"), the Lenders party thereto, and The Bank of Nova Scotia, as Administrative Agent (in such capacity, the "Administrative Agent").

Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a "bank" extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a "10 percent shareholder" of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a "controlled foreign corporation" related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:______________________

Name:

Title:

Date: __________, 20[ ]

VOYA CREDIT INCOME FUND

EXHIBIT I-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of May 8, 2020 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Voya Credit Income Fund (the "Borrower"), the Lenders party thereto, and The Bank of Nova Scotia, as Administrative Agent (in such capacity, the "Administrative Agent").

Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a "bank" extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a "10 percent shareholder" of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a "controlled foreign corporation" related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:______________________

Name:

Title:

Date: __________, 20[ ]